UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934
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Ebix, Inc.

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Ebix, Inc.
1 Ebix Way
Johns Creek, Georgia 30097
August 19, 2020
Dear Stockholder:
On behalf of our Board of Directors, I cordially invite you to the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Ebix, Inc., to be held at 9:00 a.m. Eastern Daylight Time on Monday, September 14, 2020. Due to public health and travel concerns of our stockholders and employees related to COVID-19, the Annual Meeting will be held exclusively by remote connection via live webcast (i.e., a virtual only meeting) at www.meetingcenter.io/294297888. No physical Annual Meeting will be held this year.
The business of the Annual Meeting is described in detail in the attached notice of meeting and proxy statement. Also included is a proxy card and postage paid return envelope.
It is important that your shares are represented and voted at the Annual Meeting, regardless of the size of your holdings. Whether or not you plan to attend, please complete and return the enclosed proxy or vote over the telephone or internet, as applicable, to ensure that your shares will be represented at the Annual Meeting. If you attend the Annual Meeting, you may withdraw your proxy by voting in person through the webcast.
Sincerely,
Robin Raina
Chairman of the Board and
Chief Executive Officer

EBIX, INC.
1 EBIX WAY
JOHNS CREEK, GEORGIA 30097
NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 14, 2020
TO THE STOCKHOLDERS OF EBIX, INC.:
NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Ebix, Inc., a Delaware corporation, will be held via virtual webcast connection, at 9:00 a.m., Eastern Daylight Time, on Monday, September 14, 2020, and at any adjournment or postponement thereof, for the following purposes:
1.
To elect the seven directors identified in the accompanying proxy statement to serve until the 2021 Annual Meeting of Stockholders or until their respective successors are elected and qualified;

2.
Approval of the Company’s 2020 Amended and Restated Equity Incentive Plan;

3.
To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2020;

4.
To approve, by a non-binding advisory vote, the compensation of our named executive officers; and

5.
To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders at the close of business on August 12, 2020, the record date, are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.
Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy in the envelope provided or vote over the telephone or internet, as applicable.
By Order of the Board of Directors
Robin Raina
Chairman of the Board and
Chief Executive Officer
Dated: August 19, 2020

EBIX, INC.
1 EBIX WAY
JOHNS CREEK, GEORGIA 30097
(678) 281-2020
PROXY STATEMENT
2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 14, 2020
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Why am I being asked to review these materials?
Ebix, Inc. (“Ebix,” the “Company” or “we”) is providing these proxy materials to you in connection with the solicitation of proxies by the Ebix Board of Directors (the “Board”) for use at the 2020 Annual Meeting of the Company’s Stockholders (the “Annual Meeting”). The Annual Meeting will take place via internet connection at www.meetingcenter.io/294297888, at 9:00 a.m., Eastern Daylight Time, on Monday, September 14, 2020. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement. It is anticipated that this proxy statement and the form of proxy solicited on behalf of our Board of Directors will be filed with the Securities and Exchange Commission (“SEC”) and mailed to our stockholders on or about August 19, 2020.
This proxy statement summarizes the information you need to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may simply vote in accordance with the instructions contained in this Proxy Statement.
If you plan to attend the meeting virtually on the Internet, please follow the registration instructions as outlined in this proxy statement.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 14, 2020: THIS PROXY STATEMENT, THE FORM OF PROXY CARD AND THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2019 ARE AVAILABLE AT WWW.ENVISIONREPORTS.COM/EBIX.
What information is contained in these materials?
The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of certain of our most highly paid executive officers and our directors, and certain other required information. Our 2019 Annual Report on Form 10-K, which includes our audited, consolidated financial statements for the year ended December 31, 2019, is also being furnished with this proxy statement.
What does it mean if I received more than one proxy or voting instruction form?
It means that your shares are registered differently or are in more than one account. Please provide voting instructions for each proxy you receive to help ensure that all of your shares are voted.
On what proposals will Ebix stockholders vote at the Annual Meeting?
There are four proposals to be considered and voted on at the Annual Meeting. The proposals to be voted on are as follows:
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Proposal 1 — To elect seven directors, each to hold office for a one-year term ending on the date of the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified;

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Proposal 2 — Approval of the Company’s 2020 Amended and Restated Equity Incentive Plan;

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Proposal 3 — To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2020; and

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Proposal 4 — To approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers.

For a more detailed discussion of each of these proposals, please see the information included elsewhere in the proxy statement relating to these proposals.
What are the Board’s voting recommendations?
The Board recommends that you vote your shares as follows:
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“FOR” the election of each of the seven nominees to the Board (Proposal 1);

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“FOR” approval of the Company’s 2020 Amended and Restated Equity Incentive Plan (Proposal 2);

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“FOR” the approval and ratification of the appointment of RSM US LLP as our independent registered public accounting firm (Proposal 3); and

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“FOR” the approval of the compensation of the Company’s named executive officers (Proposal 4).

If you give us your signed proxy but do not specify how to vote, we will vote your shares “FOR” each of Proposals 1, 2, 3, & 4.
We are not aware of any matter to be presented at the Annual Meeting other than those described in the Notice of Meeting. If any other matters are properly brought before the Annual Meeting for consideration, the person named on your proxy will have the discretion to vote your shares according to such person’s best judgment.
Who is entitled to vote at the Annual Meeting?
Holders of our common stock outstanding as of the close of business on August 12, 2020, the record date, are entitled to vote at the Annual Meeting. As of the record date, there were 30,912,559 shares of common stock outstanding. For each share of common stock owned as of the record date, the stockholder is entitled to one vote on each proposal presented for a vote at the Annual Meeting.
What is the difference between a stockholder of record and a stockholder who holds stock in street name?
If your shares are registered in your name, you are a stockholder of record with respect to those shares. As a stockholder of record, you have the right to vote in person at the Annual Meeting or to vote by proxy on the proxy card included with these materials.
If your shares are held in the name of your broker, bank or other nominee, you are considered to be the “beneficial owner” of such shares, which are held in “street name.” If your shares are held in street name, your bank or brokerage firm (the record holder of your shares) forwarded these proxy materials, along with a voting instruction card, to you. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares with respect to “routine” items, but it will not be permitted to vote your shares with respect to “non-routine” items. In the case of a non-routine item, your shares will be considered “broker non-votes” on that proposal. We expect that the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal 3) to be the only proposal that is considered a “routine” matter.
If I hold my shares in street name through my broker, will my broker vote these shares for me?
If you provide instructions on how to vote by following the instructions provided to you by your broker, your broker will vote your shares as you have instructed. If you do not provide your broker with voting instructions, your broker will vote your shares only if the proposal is a “routine” management proposal on which your broker has discretion to vote. On matters considered “non-routine,” brokers may not vote your shares without your instruction. Shares that brokers are not authorized to vote are referred to as “broker non-votes.” We expect that the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal 3) to be the only proposal that is considered a “routine” matter.
Under Nasdaq Stock Market Business Conduct Rules, to which your broker is subject, brokers are prohibited from voting uninstructed shares for elections of directors and the compensation of our named executive officers, in which case a broker non-vote will occur and your shares will not be voted on these matters.
What are the quorum requirements for the Annual Meeting?
The presence of holders of a majority of our outstanding shares of common stock in person or by proxy constitutes a quorum for the Annual Meeting. Both abstentions and broker non-votes are counted as present for purpose of determining the presence of a quorum.
What is the voting requirement to approve each of the proposals?
Proposal 1 — Pursuant to our Bylaws, the director candidates who receive the most votes will be elected to fill the seven available seats on our Board. This means that the seven director candidates or nominees who receive the greatest number of votes will be elected. Because abstentions, failures to vote or broker non-votes are not counted as “cast” votes, none of them will have any effect on the outcome of the proposal.
Proposal 2 — In voting on the Amended and Restated Equity Incentive Plan (the “Equity Incentive Plan”), stockholders may: vote for the Equity Incentive Plan; vote against the Equity Incentive Plan; or abstain from voting on the Equity Incentive Plan. As more fully described in Proposal Number Two, we are asking our stockholders to approve, among other things, 5,000,000 shares of common stock available for issuance. The approval of Proposal Number Two requires the affirmative vote of a majority of the votes properly cast at our Annual Meeting. Abstentions and broker non-votes are not considered votes cast with respect to this proposal and thus will not affect the outcome of this proposal.
Proposal 3 — The proposal to ratify the appointment of RSM US LLP as our independent registered public accounting firm requires the affirmative vote of a majority in voting interest of the Ebix stockholders present in person or by proxy and entitled to vote at the Annual Meeting and on the proposal. Because brokers may vote your shares on this proposal without instruction, there may be no broker non-votes for this proposal. If you fail to vote your shares in person or by proxy, your shares are not considered present at the Annual Meeting, and they will have no effect on the outcome of the proposal. If you return a signed proxy card but abstain from voting on the proposal, your shares will be considered as present and entitled to vote at the Annual Meeting and on the proposal but will not be voted “for” the proposal, and they will have the same effect as votes “against” the proposal.
Proposal 4 — The proposal to approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers requires the affirmative vote of a majority in voting interest of the Ebix stockholders present in person or by proxy and entitled to vote at the Annual Meeting and on the proposal. The proposal with respect to the approval of the 2019 executive compensation paid to our named executive officers is “advisory” and not binding upon the Board. However, the Board will consider the results of the votes on this proposal in formulating future executive compensation policy. Because broker non-votes are not entitled to vote on the proposal because it is considered non-routine, broker non-votes have no effect on the outcome of the proposal. If you fail to vote your shares in person or by proxy, your shares are not considered present at the Annual Meeting, and they will have no effect on the outcome of the proposal. If you return a signed proxy card but abstain from voting on the proposal, your shares will be considered as present and entitled to vote at the Annual Meeting and on the proposal but will not be voted “for” the proposal, and they will have the same effect as votes “against” the proposal.

What do I need to do now to vote at the Annual Meeting?
Stockholders of record may vote their shares in any of four ways:
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Submitting a Proxy by Mail:   If you choose to submit your proxy by mail, simply mark your proxy, date and sign it and return it in the postage-paid envelope provided;

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Submitting a Proxy by Telephone:   Submit a proxy for your shares by 11:59 p.m., Eastern Daylight Time, on September 13, 2020 by telephone by using the toll-free telephone number provided on your proxy card. Telephone voting is available 24 hours a day;

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Submitting a Proxy by Internet:   Submit your proxy via the internet. The website for internet proxy voting is on your proxy card. Internet proxy voting is also available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Time, on September 13, 2020; or

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Voting in Person:   If you were registered as a stockholder on our books on August 12, 2020 or if you have a letter from your broker identifying you as a beneficial owner of our shares as of that date and granting you a legal proxy, you may vote in person by virtually attending the Annual Meeting.

If you submit a proxy by telephone or via the internet, you should not return your proxy card. Instructions on how to submit a proxy by telephone or via the internet are located on the proxy card enclosed with this proxy statement.
If you hold your shares through a bank or broker, follow the voting instructions you receive from your bank or broker. Street name holders may submit a proxy by telephone or the internet, if their bank or broker makes these voting methods available, in which case the bank or broker will enclose related instructions with this proxy statement.
How can I attend the Annual Meeting?
The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.
You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/294297888. You also will be able to vote your shares online by attending the Annual Meeting by webcast.
To participate in the Annual Meeting, you will need to review the information included on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is EBIX2020.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.
The online meeting will begin promptly at 9 a.m., Eastern Daylight Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.
How do I register to attend the Annual Meeting virtually on the Internet?
If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the proxy card that you received.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.

To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Company holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on Tuesday, September 8, 2020.
You will receive a confirmation of your registration by email after we receive your registration materials.
Requests for registration should be directed to us at the following:
By email —
Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com
By mail —
Computershare
Ebix, Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
Why are you holding a virtual meeting instead of a physical meeting?
In order to ensure the safety of Company employees and stockholders during the prevalence of COVID-19, we are excited to embrace the latest meeting technology which also provides expanded access, improved communication and cost savings for our stockholders and the Company.
Can I change my vote or revoke my proxy?
Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the applicable vote at the Annual Meeting by:
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Delivering to Computershare Shareowner Services a written notice, bearing a date later than the proxy, stating that you revoke the proxy;

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Submitting a later-dated proxy relating to the same shares by mail, telephone or the internet prior to the applicable vote at the Annual Meeting; or

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Virtually attending the Annual Meeting and voting in person (although virtual attendance at the Annual Meeting will not, by itself, revoke a proxy).

You should send any written notice or a new proxy card to: Ebix, Inc. c/o Computershare Investor Services, P.O. Box 505000, Louisville, KY 40233-5000, or follow the instructions provided on your proxy card to submit a proxy by telephone or via the internet. You may request a new proxy card by calling Computershare Shareowner Services, Proxy Processing at 1-888-213-0965 (toll-free).
Will anyone contact me regarding this vote?
We have retained Computershare Shareowner Services to distribute proxy solicitation materials to brokers, banks, and other nominees. The fee for this firm’s services is estimated to be $5,000, plus reimbursement for reasonable out-of-pocket costs and expenses. In addition, we have also engaged D.F. King to assist in the solicitation of proxies from our stockholders. The fee for this firm’s services is estimated to be $8,500, plus reimbursement for reasonable out-of-pocket costs and expenses.
In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, letter, facsimile or in person but will not receive any additional compensation for these services. Following the original mailing of the proxy solicitation materials, we will request brokers, custodians, nominees and other record holders to forward copies of the proxy statement and related soliciting materials to beneficial owners for whom they hold shares of our common stock and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable expenses.

Who has paid for this proxy solicitation?
All expenses incurred in connection with the solicitation of proxies, including the printing and mailing of this proxy statement, will be borne by the Company.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting and publish final detailed voting results on a Current Report on Form 8-K, which we expect to file with the SEC within four business days after the Annual Meeting.
Are there any dissenters’ rights or appraisal rights with respect to any of the proposals described in this proxy statement?
There are no rights of appraisal or similar dissenter’s rights with respect to any matter to be acted upon pursuant to this proxy statement.
May I propose actions for consideration or nominate individuals to serve as directors at next year’s annual meeting?
You may submit proposals for consideration at future annual stockholder meetings. In order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2021 Annual Meeting of the Company’s Stockholders (the “2021 Annual Meeting”) pursuant to SEC Rule 14a-8, your proposal must be received by our Corporate Secretary no later than April 21, 2021 (unless the meeting date is changed by more than 30 days from September 14, 2021, in which case a proposal must be received a reasonable time before we print proxy materials for the 2021 Annual Meeting) and submitted in compliance with the rule. Proposals should be directed to our Corporate Secretary, Ebix, Inc., 1 Ebix Way, Johns Creek, Georgia 30097, and should comply with the requirements of Rule 14a-8 and the requirements of our Bylaws.
If our Corporate Secretary receives at the address listed above any stockholder proposal intended to be presented at the 2021 Annual Meeting without inclusion in the proxy statement for the meeting after April 21, 2021 (unless the meeting date is changed by more than 30 days from the anniversary of the Annual Meeting, in which case a proposal must be received a reasonable time before we print proxy materials for the 2021 Annual Meeting), SEC Rule 14a-4(c) provides that the proxies designated by the Board will have discretionary authority to vote on such proposal. The proxies designated by the Board will also have such discretionary authority, notwithstanding the stockholder’s compliance with the deadlines described above, if we advise stockholders in the proxy statement for the meeting about the nature of the matter and how management intends to vote on such matter, and the stockholder does not comply with specified provisions of the SEC’s rules.
Section 3.10 of the Company’s Amended and Restated Bylaws creates certain advance notice requirements for stockholder nominations of directors at both annual and special meetings. To be timely, a director nomination by a stockholder for an annual meeting must be submitted not less than 90 nor more than 120 days before the anniversary date of the immediately preceding annual meeting. In the case of a nomination at a special meeting or if the meeting date is moved by more than thirty days from the anniversary date of the immediately preceding annual meeting, notice of such nomination must be given within 10 days after the date that notice of such meeting was provided or made public. Stockholders who wish to submit nominees for the position of director should submit their nominees in writing by mail to our Corporate Secretary, Ebix, Inc., 1 Ebix Way, Johns Creek, Georgia 30097. Nominations for the 2021 Annual Meeting must be received between May 17, 2021 and June 16, 2021.

INFORMATION CONCERNING THE BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND THE CORPORATE GOVERNANCE OF THE COMPANY
Generally
Our business is managed by the Company’s employees under the direction and oversight of the Board. Except for Mr. Raina, none of our current directors is an employee of the Company. We keep directors informed of our business through discussions with management, materials we provide to them, visits to our offices and facilities and their participation in Board and Board committee meetings.
The Board has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. Members of each of these committees are nominated by the Corporate Governance and Nominating Committee (the “Corporate Governance Committee”) and are appointed annually at the meeting of the Board held following each annual meeting of stockholders. Each of these committees is composed entirely of independent, non-management directors and operates under a charter approved by the Board which sets out the purposes and responsibilities of each committee. These committees annually review and, as appropriate, seek revisions of their charters to reflect, among other things, changing regulatory developments. All three of these charters are available for review at our website at www.ebix.com/corporate-governance. The principal responsibilities of these committees are described below.
Our Board carefully follows the corporate governance requirements of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act, the rules adopted thereunder by the SEC and the Nasdaq Marketplace Rules. Our Board has established Corporate Governance Guidelines, which address, among other things, the Board’s composition, qualifications and responsibilities, director education and stockholder communication with directors. These guidelines are reviewed annually and amended as necessary or appropriate in response to changing regulatory requirements and evolving best practices.
Director Independence
Under our Corporate Governance Guidelines, we require that a majority of the Board consist of independent, non-management directors, who also meet the criteria for independence required by the Nasdaq Marketplace Rules. Under such rules, a director can be independent only if the director does not trigger a categorical bar to independence and our Board affirmatively determines that the director does not have a relationship which, in the opinion of our Board, would interfere with the exercise of independent judgment by the director in carrying out the responsibilities of a director. Our Board annually evaluates each member’s independent status.
The Board has determined that, as of January 1, 2020 the following six of the Company’s directors are independent under the Nasdaq Marketplace Rules: Messrs. Benz, Bhalla, Eckert, Hebard, Herter, and Keller. Mr. Raina, as a management director, participates in the Board’s activities and provides valuable insight and advice.
Non-management directors have access to individual members of management and to other employees of the Company on a confidential basis. Directors also have access to Company records and files and directors may contact other directors without informing Company management of the purpose or even the fact of such contact.
It is the Company’s policy that directors should attend each meeting of the Board of Directors and each meeting of the committees on which they serve. During 2019 the Company’s full Board of Directors met four times, with three of the meetings being in person and one of the meetings being conducted over telephonic conference call. Each member of the Board of Directors attended all of the regular meetings of the Board and the Board committees on which the director served and for which they were eligible to participate. In addition to participation at Board and committee meetings, our directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the Chairman and Chief Executive Officer and sometimes with other pertinent members of management regarding matters of interest and concern to the Company. The

Company invites, but does not require, its directors to attend the annual stockholders meeting. The Company has an international Board of Directors which makes attendance at the annual meeting more difficult. Two directors attended the 2019 Annual Meeting.
Audit Committee
The Company has a standing Audit Committee. The Audit Committee’s principal responsibility is to assist the Board in its general oversight of the Company’s financial reporting, internal controls, ethics compliance and audit functions. This committee is directly responsible for the appointment, compensation and oversight of the work of the Company’s independent public accounting firm, reviews the annual financial results and the annual audit of the Company’s financial statements and approves the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K.
The Audit Committee assists the Board in monitoring: (a) the integrity of our financial statements, (b) the effectiveness of our internal control over financial reporting, (c) the effectiveness of our disclosure controls, (d) the qualifications and independence of our independent registered public accounting firm, (e) the performance of our independent registered public accounting firm, and (f) our compliance with legal and regulatory requirements. The Audit Committee is also responsible for oversight of the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The Audit Committee’s charter provides that the Audit Committee review and approve related party transactions (as defined and required by applicable securities laws, rules and regulations and the Nasdaq Marketplace Rules) and conflicts of interest questions between Board members or senior management, on the one hand, and the Company, on the other hand. The Audit Committee is also responsible for reviewing and monitoring compliance with the Company’s Code of Ethics for Senior Financial Officers. In addition, the Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, financial reporting, internal accounting controls or auditing matters and the confidential and anonymous submission by Company employees of concerns regarding accounting and auditing matters.
The Audit Committee exercises oversight responsibility regarding the quality and integrity of our auditing and financial reporting practices. In discharging this responsibility, the Audit Committee, among other things, holds the authority to approve or remove the independent registered public accounting firm and to pre-approve the audit and any non-audit service to be provided by the auditors and reviews the results and scope of the annual audit performed by the auditors. The Audit Committee has three members, who currently are Messrs. Bhalla (Chairman), Benz and Keller. After reviewing the qualifications of the current members of the Audit Committee, and any relationships they may have with the Company that might affect their independence from the Company, our Board has determined that: (1) all current members of the Audit Committee are “independent” as that concept is defined in Section 10A of the Securities Exchange Act of 1934, (2) all current members of the Audit Committee are “independent” as that concept is defined in the Nasdaq listing standards, (3) all current members of the Audit Committee are financially literate, and (4) Mr. Bhalla qualifies as an “audit committee financial expert” as defined under SEC rules promulgated under the Sarbanes-Oxley Act of 2002. The Audit Committee met five times during 2019. The Audit Committee exercises its authority pursuant to a written charter that was adopted in October 2004.
Compensation Committee
The principal responsibilities of the Compensation Committee are to: (a) review and make recommendations to the Board concerning the compensation of the named executive officers of the Company, (b) provide input and make recommendations to the Board regarding the general compensation goals, guidelines, and policies for the Company’s employees, (c) administer the Company’s equity incentive programs and awards under such programs, and (d) consider and make recommendations with respect to the Company’s existing and proposed compensation and bonus plans, including the adoption of new equity incentive plans or other executive compensation programs. The Compensation Committee also is responsible for a review and recommendation to the Board as to the compensation and benefits to be paid to non-employee directors.
The Compensation Committee is responsible for periodically reviewing our incentive compensation arrangements to confirm that the design of incentive pay does not encourage unnecessary risk-taking. The Compensation Committee also reviews the Compensation Discussion and Analysis contained in our proxy statement and prepares a report for inclusion in our proxy statement. The Compensation Committee currently consists of Messrs. Keller (Chairman), Benz and Eckert. The Compensation Committee met seven times during 2019. The Compensation Committee does not delegate its authority to management.
Corporate Governance and Nominating Committee
The Corporate Governance Committee is responsible for developing and implementing policies and practices relating to corporate governance and oversight, including reviewing and monitoring implementation of our Corporate Governance Guidelines. It oversees the identification and evaluation of director candidates, consistent with the criteria approved by the Board, and it makes recommendations to the Board with respect to director nominees, including stockholder nominee recommendations, provided such stockholder nominees are recommended in accordance with the procedures set forth in the Company’s Bylaws, membership on the Board committees, and the appointment of committee chairs. The Corporate Governance Committee also prepares and supervises the Board’s annual review of director independence and the Board’s performance self-evaluation. In addition, the Corporate Governance Committee considers matters of corporate governance generally and it annually evaluates our Corporate Governance Guidelines, making any recommendations or changes that it deems appropriate to the Board for its consideration. To the extent that we receive any stockholder proposals that relate to corporate governance matters, the Corporate Governance Committee is responsible for reviewing such proposals and making recommendations to the Board. The Corporate Governance Committee currently consists of Messrs. Eckert (Chairman) and Herter. The Corporate Governance Committee met two times in 2019. See “Director Qualifications” and “Our Director Nominations Process” below.
Director Qualifications
The Board seeks members from diverse personal and professional backgrounds and who combine a broad spectrum of experience and expertise. At a minimum, directors should also have an inquisitive and objective perspective, practical wisdom and mature judgment. Directors should also possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interest of the stockholders. While the Company’s Corporate Governance Guidelines do not prescribe specific diversity standards, as a matter of practice, our Corporate Governance Committee takes into account the personal characteristics (e.g., gender, ethnicity and age) and experience (e.g., industry, professional and public service) of current and prospective directors to facilitate Board deliberations that reflect a broad range of perspectives.
In evaluating a director candidate, it is preferable that candidates possess a considerable amount of business management (such as experience as a chief executive officer or chief financial officer) and educational experience. However, the Corporate Governance Committee also considers other factors that are in the best interests of the Company and its stockholders, including: (a) the knowledge, experience, candor, integrity and judgment of each candidate, (b) the alignment of the candidates’ knowledge and experience, both individually and as a group, with the needs of the business, (c) the potential contribution of each candidate to the diversity of backgrounds, experience and competencies which the Board desires to have represented, (d) each candidate’s ability to devote sufficient time and effort to his or her duties as a director, (e) independence and willingness to consider all strategic proposals, and (f) any other criteria established by the Board and any core competencies or technical expertise necessary to staff Board committees.
In addition, the Corporate Governance Committee assesses whether a candidate possesses the integrity, judgment, knowledge, experience, skills, and expertise that are likely to enhance the Board’s ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties. The Corporate Governance Committee and the Board as a whole believe that diversity, including gender, race and national origin, education, professional experience, and differences of viewpoints and skills is an important consideration when screening and evaluating candidates for nomination to the Board. The Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees and continuing directors.
The Corporate Governance Committee believes that it is important that the Board members have complementary skills that together can best guide the Company to a successful future. In considering whether the nominees meet the requirements necessary to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Corporate Governance Committee and the Board focused on the information provided in the directors’ individual biographies set forth above, as well as their personal knowledge and experience in having worked with one another as members of the Board. Each nominee brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas. Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are also described under “Proposal 1 — Election of Directors.”
The information provided in Proposal 1 presents information as of the date of this proxy statement about each director nominee. The information presented includes the name of each of the nominees, along with his or her age, all positions held with the Company, term of office as a director, principal occupations or employment for the past five years or more, involvement in certain legal proceedings, if applicable, and the name of all other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years. In addition, the information presented also includes a description of the specific experience, qualifications, attributes and skills of each nominee and continuing director that led our Corporate Governance Committee to conclude that he or she should serve as a director of the Company for the ensuing term.
Our Director Nominations Process
The Board is responsible for selecting director candidates. The Board has delegated the process to the Corporate Governance Committee. Notwithstanding the requirements set forth in the Director Nomination Agreement, the Corporate Governance Committee identifies individuals qualified to become Board members and recommends such individuals to the Board for its consideration. While the Corporate Governance Committee has the authority to retain a third party to assist in the nomination process, it has not done so to date.
Directors may also be nominated by our stockholders. Eligible stockholders may nominate a candidate for election to the Board. Those stockholders who wish to submit nominees for election at an annual or special meeting of stockholders should follow the procedure generally described in the “Stockholder Proposals” section of this proxy statement. The Board applies the same standards in considering candidates submitted by stockholders as it does in evaluating candidates submitted by members of the Board. The Board does not have a separate policy with regard to the consideration of candidates recommended by stockholders other than the procedures generally described in “Stockholder Proposals” in this proxy statement.
Board Committee Membership and Meetings
The following table lists our three board committees, the directors who served on them as of the end of 2019 and the number of committee meetings held in 2019.
Name	Audit	Compensation	Corporate Governance and Nominating
Mr. Bhalla	C
Mr. Benz	M	M
Mr. Eckert		M	C
Mr. Herter			M
Mr. Keller	M	C
Mr. Raina
Mr. Hebard
2019 Meetings	5	7	2

C=Chair, M=Member

It is the Company’s policy that directors should attend each meeting of the Board of Directors and each meeting of the committees on which they serve. During 2019, the Company’s full Board of Directors met four times, with three of the meetings being in person and one of the meetings being conducted over telephonic conference calls.
Effective January 9, 2015, the Company amended its bylaws in a way that changed the procedures by which security holders may recommend nominees to the Company’s Board of Directors. Section 3.10 of the Amended and Restated Bylaws creates certain advance notice requirements for stockholder nominations of directors at both annual and special meetings. To be timely, a director nomination by a stockholder for an annual meeting must be submitted not less than 90 nor more than 120 days before the anniversary date of the immediately preceding annual meeting. In the case of a nomination at a special meeting, notice of such nomination must be given within 10 days that notice of such meeting was provided or made public.
In addition, Section 3.10 requires disclosures relating to the nominees and their relationships with stockholders proposing their nomination. Among other things, Section 3.10 requires a proposed nominee to: (1) represent and promise that the nominee is not, nor will become, party to any understanding with another person (a) to vote or act as a Director in a certain manner or (b) concerning compensation, reimbursement or indemnification without disclosure to the Company; and (2) represent that, if elected to the Board, such nominee would comply with Regulation FD and Company governance, trading, ethics, stock ownership and other policies.
Section 3.10 also requires disclosures similar to a stockholder proposing business for an annual meeting. In addition, a proposing stockholder, including its affiliates, must disclose all agreements or other understandings with a director nominee it has proposed, as well as any other material interest involved in such nomination.
Executive Sessions of the Board
On February 20, 2015, the Board appointed Hans Ueli Keller as Lead Independent Director. As Lead Independent Director, Mr. Keller’s responsibilities include, but are not limited to: (i) coordinating the activities of the independent directors; (ii) setting the agenda for board meetings in conjunction with the CEO and corporate secretary; (iii) chairing executive sessions of the independent directors; and (iv) performing such other duties as are assigned from time to time by the Board. It is the policy of the Company for the independent directors of the Company to meet in executive session following meetings of the Board. The independent directors may call upon members of management and outside consultants, including auditors and executive compensation consultants, to participate in executive sessions. To the extent any specific issues surface or it is appropriate to provide feedback to management following an executive session, the Lead Independent Director acts as a liaison with the Chairman to convey information or coordinate action with management.
Stockholder Communications
The Board has established a process for stockholders and other interested parties to communicate with the Board or to individual members of the Board. Such communications, whether by letter, e-mail or telephone, should be directed to the Secretary of the Company who will forward them to the intended recipients. However, unsolicited advertisements or invitations to conferences or promotional material, in the discretion of the Secretary or his designee, may not be forwarded to the directors. If the communication is specifically marked as a private communication for the Board, or for a specific director, the Secretary will not open the correspondence, but will forward it to the addressee. These procedures may change from time to time, and you are encouraged to visit our website for the most current means of contacting our directors.
If a stockholder wishes to communicate to the Chairman of the Audit Committee about a concern relating to the Company’s financial statements, accounting practices or internal controls, the concern should be submitted in writing to the Chairman of the Audit Committee in care of the Company’s Secretary at the Company’s headquarters address. If the concern relates to the Company’s governance practices, business ethics or corporate conduct, the concern likewise should be submitted in writing to the Chairman of the Audit Committee in care of the Company’s Secretary at the Company’s headquarters address. If the stockholder is unsure as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of the Company’s Secretary. The Company’s “whistleblower” policy prohibits the Company or any of its employees from retaliating or taking any adverse action against anyone for raising a concern. If a stockholder or employee nonetheless prefers to raise his or her concern in a confidential or anonymous manner, the concern may be directed to the Darren Joseph, Corporate Vice President — Finance & Human Resources, at the Company’s headquarters or by telephone at (678) 281-2028.
The Board’s Role in Risk Oversight
The Board has an active role, both as a whole and at the committee level, in overseeing the management of the Company’s risk. The Board is responsible for establishing and reviewing the Company’s strategic direction and determining the acceptable risk tolerance of the Company, engaging management to implement its strategic plan within approved risk tolerances and monitoring the effectiveness of and exercising oversight over management, the compensation of management and the Company’s internal controls over financial reporting. Risk can take different forms, including operating risk, financial risk, general economic risk, unemployment risk, risk related to management succession, risk of fraud and reputational risk. The Board discharges many of its responsibilities and oversight functions with respect to risk through its Audit Committee, Compensation Committee and Corporate Governance Committee. The Corporate Governance Committee is responsible for establishing corporate governance procedures designed to effectively administer the Board’s strategic planning and oversight duties, including an annual evaluation of the Board’s leadership structure, along with risks associated with the independence of the Board members and potential conflicts of interest. The Audit Committee supports the Board’s risk oversight functions through its review of the Company’s internal controls over financial reporting, fraud risks identified by management and the Company’s financial statements and their preparation, as well as its oversight of the Company’s Code of Conduct and the administration of the Company’s whistleblower procedures. The Compensation Committee establishes the appropriate compensation incentives in light of its views regarding an appropriate impact that the Company’s compensation policies have on risk. Because all of these committees are comprised solely of independent directors, our independent directors have a significant role in the Board’s risk oversight function. While each committee is responsible for evaluating and overseeing certain risks, the entire Board is apprised of such risks through regular committee reports. This enables the Board and its committees to coordinate risk oversight, particularly with respect to risk interrelationships. See “Board Committee Membership and Meetings” for further discussion of the roles, responsibilities and inter-relationships of the Board Committees. We believe our current Board leadership structure is appropriate and helps ensure proper risk oversight for the Company.
Board Leadership Structure
Robin Raina serves as both the Chief Executive Officer and Chairman of the Board. We combine this traditional leadership structure with a board structure in which Mr. Raina is the only non-independent director. We believe this leadership model, with our Chief Executive Officer also serving as Chairman of our Board, benefits our Company in several ways. A combined Chairman/Chief Executive Officer role helps provide strong, unified leadership for our management team and Board. Our customers, suppliers and other business partners view our Chairman/Chief Executive Officer as a visionary leader in our industry, and we believe that having a single leader for the Company is good for our business. The Board believes its members have no reticence about forcefully expressing their views while at the same time fully and fairly considering the views of their fellow directors, and that the members of the Board have the experience and ability to critically evaluate the performance of our Chief Executive Officer and chairman and in implementing the strategic, as well as the day-to-day, goals of the Company. Although the Board periodically evaluates alternative board governance models and refinements to the existing structure, it believes, after assessing the current service of the Company’s Chief Executive Officer and chairman and the current composition of the Board, that the current Board leadership structure is appropriate for the Company.
Code of Conduct and Ethics
The Board has adopted the Code of Conduct and Ethics (the “Code of Ethics”), which applies to the senior financial officers (the “Senior Financial Officers”) of the Company and its subsidiaries, including its principal executive officer, principal financial officer and principal accounting officer. Our Board also has adopted a Code of Conduct, articulating standards of business and professional ethics, which is applicable to all of our directors, officers and employees. The Company is committed to the highest standards of professional and ethical conduct, and the Code of Ethics and Code of Conduct provide guidance as to upholding these standards.
The Code of Ethics consists of basic standards of business practice, as well as professional and personal conduct, including prohibitions against any conduct or transactions that might constitute a conflict of interest between the Senior Financial Officers and the Company. Any action that might constitute a conflict of interest is reviewed by Company management, and potential conflicts of executive officers or members of the Board are reviewed by the Board.
This Code of Ethics is posted on the Company’s website at www.ebix.com, where it may be found by navigating to “Ebix Inc. Code of Ethics” under Corporate Governance within the Investor section of the website. Any amendment to or waiver of the Code of Ethics must be approved by the Audit Committee and will be promptly disclosed by the Company. The Company intends to satisfy the disclosure requirement under Form 8-K regarding an amendment to, or waiver from, a provision of the Code of Ethics by posting such information on the Company’s website, at the address and location specified above. The Company’s Compliance Officer, Charles Harrell, is charged with monitoring, overseeing and reviewing compliance with the Code of Ethics and Code of Conduct. These codes are reviewed annually and amended as necessary or appropriate in response to changing regulatory requirements and evolving best practices.
Availability of Corporate Governance Documents
The charters of the Audit Committee, the Compensation Committee and the Corporate Governance Committee, as well as other documents relating to corporate governance at Ebix, are available in the corporate governance section of our website at www.ebix.com/corporate-governance. You may also obtain copies of these materials, free of charge, by sending a written request to Ebix, Inc. at 1 Ebix Way, Johns Creek, Georgia 30097, Attn: Investor Relations.
Director Compensation
On June 11, 2019, the Board granted to five of the non-employee directors 6,000 stock options of which one-fourth will vest on June 11, 2020, and the remaining options will vest ratably each quarter in the years 2021, 2022 and 2023.On September 27, 2019, the Board granted to each non-employee director 6,000 stock options of which one-fourth will vest on September 27, 2020, and the remaining options will vest ratably each quarter in the years 2021, 2022 and 2023. On December 31, 2019, the Board granted to each non-employee director 6,000 stock options of which one-fourth will vest on December 31, 2020, and the remaining options will vest ratably each quarter in the years 2021, 2022 and 2023. In addition each non-employee director received an annual cash retainer of $25,000 during 2019. Mr. Keller received an additional cash retainer of $16,000 for serving as the Compensation Committee Chairman and $8,000 for serving on the Audit Committee. Mr. Benz received an additional cash retainer of $8,000 for serving on the Audit Committee and $8,000 for serving on the Compensation Committee. Mr. Bhalla received an additional cash retainer of $24,000 for serving as the Audit Committee Chairman and $8,000 for serving on the Audit Committee.
Director Compensation
Name	Fees Earned or Paid in Cash	Option Awards ($)	Total ($)
Pavan Bhalla	$57,000	$154,002	$211,002
Hans Ueli Keller	$49,000	$154,002	$203,002
Hans U. Benz	$41,000	$154,002	$195,002
Neil D. Eckert	$25,000	$154,002	$179,002
Rolf Herter	$25,000	$154,002	$179,002
George Hebard, III	$25,000	$67,139	$92,139

The following table lists below the aggregate number of outstanding options held by each director as of December 31, 2019:
Aggregate Stock Option Awards at Year End
Pavan Bhalla	30,000
Hans Ueli Keller	36,000
Hans U. Benz	36,000
Neil D. Eckert	36,000
Rolf Herter	36,000
George Hebard, III	30,000
Executive Officers of the Company
We have five named executive officers: Robin Raina, Steve Hamil, Graham Prior, Leon d’Apice and James Senge, Sr. Information as to Mr. Raina is provided below. Steve Hamil joined the Company on April 8, 2020 as Chief Financial Officer replacing Robert F. Kerris, who continues to serve with the Company as Senior Vice President — Finance. Robert F. Kerris rejoined the Company as Chief Financial Officer on September 23, 2019, replacing Sean T. Donaghy, who is no longer with the Company. He is no longer a named executive officer.
STEVEN M. HAMIL, 52, serves as the Company’s Corporate Executive Vice President and the Company’s Global Chief Financial Officer. He joined the Company in this position on April 8, 2020. Prior to joining the Company and since 2013 Mr. Hamil served at Regions Financial Corporation as Senior Vice President and Managing Director in the technology, media and communications and defense and government services banking group. Prior to this position, he served as Senior Vice President — Senior Client Manager at BBVA USA and its predecessor company, Compass Bancshares Inc., from 2010 to 2013. Before this, from 2000 to 2009, Mr. Hamil held the position of Director at Wachovia Capital Markets, LLC. Earlier in his career, Mr. Hamil was the Senior Vice President of Finance and Chief Accounting Officer at Movie Gallery, Inc., was an Associate at NationsBanc Capital Markets, Inc., and a staff auditor at Ernst & Young LLP. Mr. Hamil is a certified public accountant (inactive — State of Alabama) and holds both a B.S. in Business Administration (Accounting) from the University of Alabama (summa cum laude) and a Masters of Business Administration from Duke University’s Fuqua School of Business.
GRAHAM PRIOR, 62, serves as Corporate Executive Vice President of International Business & Intellectual Property. Mr. Prior has been employed by Ebix since 1996 when the Company acquired Complete Broking Systems Ltd., for which Mr. Prior was a part owner. Mr. Prior has been working within the insurance technology industry since 1990 and is currently responsible for the Company’s international operations in Singapore, New Zealand, Australia, Europe, Africa and Asia. Mr. Prior is also responsible for the company’s worldwide product development initiatives. Mr. Prior is a chartered accountant and holds a Bachelor of Commerce and Administration degree from Victoria University, Wellington, New Zealand.
LEON d’APICE, 62, serves as the Company’s Executive Vice President and Managing Director — Ebix Australia Group Head. Mr. d’Apice has been employed with Ebix since 1996 when the Company acquired Complete Broking Systems Ltd. for which Mr. d’Apice was also a part owner. Mr. d’Apice has been in the information technology field since 1977 and is currently responsible for all of the operations of Ebix’s Australian business units. Mr. d’Apice holds a Bachelor of Commerce degree with a major in Accounting and Financial Management from the University of New South Wales, Australia.
JAMES SENGE, SR., 58, serves as the Company’s Senior Vice President EbixHealth. Mr. Senge has been employed with Ebix (as a result of the business acquisition of Acclamation Systems, Inc. in 2008) since 1979. During his over 32 years with Acclamation/Ebix, Mr. Senge has been involved with all facets of the EbixHealth division, including being responsible for the strategic direction and day- to-day operations of the divisions.

PROPOSALS
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR
EACH OF PROPOSALS 1 THROUGH 4 BELOW.
PROPOSAL 1 — ELECTION OF DIRECTORS
Proposal
Proposal 1 is the election of seven nominees to the Board. In accordance with our Bylaws, the number of directors constituting the entire Board is fixed between four and eight directors. In accordance with the Director Nomination Agreement, as amended (defined below), the Corporate Governance and Nominating Committee of the Board has recommended all of our current directors be nominated for re-election. If elected, each will hold office until the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified. Information concerning all director nominees appears below.
The Board expects that all of the nominees will, if elected, be available to serve. Except as otherwise provided for in the Director Nomination Agreement, if a nominee should decline re-election or become unable to serve for any reason, votes will be cast for a substitute nominee. If the Board designates any such substitute nominee, or, if no substitute nominee is so designated prior to the election, votes will be cast according to the judgment of the person or persons named in the proxy.
ROBIN RAINA, 54, has been a director at Ebix since 2000 and Chairman of the Board at Ebix since May 2002. Mr. Raina joined Ebix in October 1997 as our Vice President-Professional Services and was promoted to Senior Vice President-Sales and Marketing in February 1998. Mr. Raina was promoted to Executive Vice President, Chief Operating Officer in December 1998. Mr. Raina was appointed President effective August 2, 1999, Chief Executive Officer effective September 23, 1999 and Chairman in May 2002. Mr. Raina holds an industrial engineering degree from Thapar University in Punjab, India
Areas of Relevant Experience.   Mr. Raina’s strategic direction for the Company and implementation of such direction has proven instrumental for the Company’s growth and success.
HANS U. BENZ, 74, after a master degree at the “Swiss Harvard Business School” HSG in St. Gall in 1970, Hans Benz has made a System- and Business-Engineer career for 40 years in many different positions. He joined Ebix as a director in 2005. From 2001 to 2005 Mr. Benz was President of the holding of the BISON GROUP, a Swiss corporation that develops and implements process-oriented business solution software in Europe. Prior to this position and from 1995 to 2001 he was President of a Swiss banking software development company belonging to the UBS Group. Previously Mr. Benz was with the private bank of Coutts & Co., Zürich as Senior Vice President and was also head of their global IT organization as a part of their larger worldwide NatWest IT organization.
Areas of Relevant Experience.   Mr. Benz’s former business experience extends from wholesale and retail industry to the Swiss private insurance industry as founding partner in a national data center. He has extensive experience in the software ERP and finance sectors, international marketing, strategic planning, IT planning, executive compensation, and defining strategic vision.
PAVAN BHALLA, 57, has been a director since June 2004. He is currently a Partner with FCM LLC, a consulting firm that serves the largest private equity firms in the world. Prior to that, from May 2017 to March 2019, he was President of Alight Solutions, a global provider of HR outsourced solutions. From September 2011 to April 2017, he was with Aon Corporation and held a number of positions including the CEO of their HR Outsourcing business. Prior to this role, he was the Executive Vice President, Chief Financial Officer and Treasurer of Harris Interactive Inc., a position he held since October 2010. Prior to that, Mr. Bhalla served as Vice President for Hewitt Associates, and had been in this role since August 2006. Before the roles at Hewitt Associates and Harris Interactive, Mr. Bhalla served as the Senior Vice President-Finance of MCI Inc., a global telecommunications company, and supervised the financial management of MCI’s domestic business units. Prior to joining MCI in August 2003, Mr. Bhalla spent more than seven years with BellSouth Corporation, a telecommunications company, serving in a variety of executive positions, including Chief Financial Officer of BellSouth Long Distance from 1999 to 2002 and Corporate Controller of BellSouth Cellular Corp. from 1997 to 1999. Mr. Bhalla holds a master’s degree in business administration from the University of Chicago’s Booth School of Business. He is also a registered Certified Public Accountant from Illinois.

Areas of Relevant Experience.   Mr. Bhalla has extensive hands-on relevant experience in corporate finance and international business transactions. His extensive accounting and financial background qualifies him as an audit committee financial expert under applicable SEC and the Nasdaq Stock Market Marketplace Rules (the “Nasdaq Marketplace Rules”).
NEIL D. ECKERT, 57, has been a director since 2005. Neil Eckert serves as the Executive Chairman of IncubEx, a company that specialises in the development of environmental commodity markets. He was also co-founder and Chief Executive Office of Climate Exchange PLC until the sale of the company to Intercontinental Exchange in July 2010 for approximately $600 million. Climate Exchange owned Chicago Climate exchange and European Climate exchange which hosted over 90% of Global Carbon Emissions Trading Scheme volumes. Mr. Eckert was also previously founding Chairman of Trading Emissions PLC, an AIM listed company that invested in Emissions reduction permits. Mr. Eckert founded Brit Insurance in 1995 and served as CEO until 2005. He was founder and Chairman of Aggregated Micropower PLC, an AIM listed renewable developer until its sale in January 2020.
Areas of Relevant Experience.   Mr. Eckert has an extensive background with experience of operating as the CEO of two different public companies and has executive experience in strategic planning, hands-on understanding of insurance industry, sales and marketing, corporate finance, executive compensation and international matters.
GEORGE W. HEBARD III, 47, has been a director since March 2015. Mr. Hebard was nominated pursuant to the director nomination agreement between the Company and Barington Capital Group. Mr. Hebard is the Managing Partner of Ziba Capital, a New York investment firm. He previously served as a Managing Director of Barington Capital Group, a New York investment firm, from January 2014 to June 2019. Mr. Hebard was previously Interim Principal Executive Officer and Interim Chief Operating Officer of Enzon Pharmaceuticals, Inc., a position he held as an employee from May 2012 to December 2013 and as a consultant from January 2014 to March 2016. From September 2011 to April 2012, Mr. Hebard was a Managing Director at Icahn Capital LP, the entity through which Carl C. Icahn manages investment funds. From January 2005 to September 2011, Mr. Hebard served as a Managing Director at Blue Harbour Group, an investment firm in Greenwich, Connecticut. Prior to Blue Harbour Group, Mr. Hebard served as a Managing Director at Ranger Partners from April 2002 to December 2003, and prior to Ranger Partners, Mr. Hebard was an Associate at Icahn Associates Corp. from August 1998 to April 2002. He was also a director of Turning Point Brands, Inc. (NYSE: TPB) from May 2014 to September 2018 and a director of Enzon Pharmaceuticals, Inc. (NASDAQ: ENZN) from February 2012 to November 2013. He has an MBA from INSEAD and an A.B. in Economics from Princeton University.
Areas of Relevant Experience.   Mr. Hebard brings to the Board over twenty years of experience working in finance and investment management, including a strong record as a financially sophisticated investor with a broad understanding of the operational, financial and strategic issues facing public and private companies.
ROLF HERTER, 56, has been a director since 2005. Mr. Herter is the managing partner of Streichenberg, Attorneys at Law in Zurich, Switzerland. Streichenberg is a mid-sized commercial law firm, and Mr. Herter has been managing partner since 2004. Mr. Herter’s practice consists, among others, of representation for information technology companies, both private and publicly held. He has served on the board of directors of several companies and is currently serving as a member of the board of directors of YSMA AG, Immo Swiss Investments AG in liq., Bantex AG in liq., Eurotas Trust AG in liq., Invitech AG in liq., Ostschweizerische Treuhandgesellschaft AG and Swiss Brand Partners AG . He also served as a supervisor of investments for several Swiss and German companies. Mr. Herter’s law firm, Streichenberg, represented and Mr. Herter was, until November, 2019, a director of, the Rennes Foundation, a holder of 10.9% of Ebix’s outstanding common stock at that time.
Areas of Relevant Experience.   Mr. Herter has extensive experience in the legal sector with expertise in managing multiple companies in terms of investments, capital structure, organization restructuring and governance, and with an expertise in European affairs.

HANS UELI KELLER, 67, has been a director since 2004. Mr. Keller has spent over 20 years with Zurich-based Credit Suisse, a global financial services company, serving as Executive Board Member from 1997 to 2000, head of retail banking from 1993 to 1995, and head of marketing from 1985 to 1992. He serves as chairman of the board of Helvetica Property Investors AG, Zurich, a real estate fund and asset management company.
Areas of Relevant Experience.   Mr. Keller has extensive executive experience in sales and marketing, corporate finance, strategic planning, executive compensation, and international distribution.
The Board unanimously recommends that stockholders vote FOR the election of each of its nominees for director named above.

PROPOSAL NUMBER TWO
APPROVAL OF THE COMPANY’S 2020 AMENDED AND RESTATED EQUITY
INCENTIVE PLAN
General Information
The Compensation Committee and the Board of Directors have adopted the Ebix, Inc. 2020 Amended and Restated Equity Incentive Plan (the “Equity Incentive Plan”), subject to shareholder approval. If our shareholders approve the Equity Incentive Plan, it will become effective on September 14, 2020, replacing equity stock incentive plan in its present form, the Ebix, Inc. 2010 Stock Incentive Plan (the “Existing Equity Incentive Plan”), which expires on November 17, 2020. If approved, the Equity Incentive Plan will serve as the sole equity incentive compensation plan under which awards may be made.
Shareholder approval of the Equity Incentive Plan is required to comply with applicable NASDAQ rules, allow the grant of incentive stock options to employee participants in the Equity Incentive Plan and allow the Compensation Committee to grant awards that may be intended to qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).
The following discussion is qualified by and subject to the terms of the Equity Incentive Plan, a copy of which is attached as Appendix A to this proxy statement. We will promptly provide, upon request and without charge, a copy of the full text of the Equity Incentive Plan to each person to whom a copy of this proxy statement is delivered. Requests should be directed to our Investor Relations Department at 1 Ebix Way, Johns Creek, GA 30097. An electronic copy of the Equity Incentive Plan is also available free of charge as Appendix A to the electronic version of this proxy statement on the SEC’s website at www.sec.gov. Shareholders are encouraged to refer to the Equity Incentive Plan for more complete and detailed information about the Equity Incentive Plan.
Approval of the Equity Incentive Plan should provide us with the flexibility and resources we need to use equity compensation and other incentive awards to continue to attract, retain and motivate talented employees, directors and consultants who are important to Ebix’s long-term growth and success. The Board believes that our equity compensation program, as implemented under the Existing Equity Incentive Plan and enhanced under the Equity Incentive Plan, positions Ebix to remain competitive with comparable companies in our industry. The Board also believes that the Equity Incentive Plan will incentivize eligible participants to achieve our business objectives and build shareholder value. In these ways, the Equity Incentive Plan is intended to enhance the alignment of our employees’ and directors’ interests with those of our shareholders. If our shareholders do not approve the Equity Incentive Plan, the Board and the Compensation Committee will reevaluate Ebix’s compensation alternatives, given that the Existing Equity Incentive Plan expires on November 17, 2020.
The maximum number of shares of stock available for delivery under the Equity Incentive Plan will be 5,000,000. As of December 31, 2019, 4,066,987 shares of stock remained available for grant under the Existing Equity Incentive Plan. As stated above, the shares presently available for grant under the Existing Equity Incentive Plan shall be cancelled upon approval of the Equity Incentive Plan.
The modifications described above and the following descriptions are each a summary of the principal features of the Equity Incentive Plan but may not contain all the information you may wish to know. We encourage you to review the entire text of the Equity Incentive Plan. The Equity Incentive Plan is not qualified under Section 401 of the Code nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Board and the Compensation Committee have approved the Equity Incentive Plan subject to stockholder approval.
The Company intends to file a registration statement under the Securities Act of 1933, as amended, covering additional shares of common stock reserved for issuance under the Equity Incentive Plan after approval of the Equity Incentive Plan.
Summary of the Equity Incentive Plan
Purpose.   The Equity Incentive Plan enhances the Company’s ability to continue to attract and retain key employees and directors, reward such individuals for their contributions, and encourage such individuals to focus on the long-term interests of the Company and its subsidiaries. To this end, the Equity Incentive Plan permits the Company to grant a variety of stock-based awards and related benefits, including stock options, stock appreciation rights, restricted or unrestricted stock awards, promises to deliver stock in the future, and rights to receive stock based on performance.
Eligibility and Participation.   Directors and key employees who, in the opinion of the Equity Incentive Plan’s administrator, are in a position to make a significant contribution to the success of the Company and its subsidiaries will be eligible to receive awards under the Equity Incentive Plan.
Effective Date and Term.   If Proposal Number Two is approved, the effective date of the Equity Incentive Plan will be September 14, 2020, the date of our Annual Meeting. Although the number of shares that may be granted under the Equity Incentive Plan is limited, as described below, there is no time limit on the duration of the Equity Incentive Plan itself.
Administration.   The Equity Incentive Plan is administered by, or under the direction of, the Compensation Committee (the “Administrator”). The Administrator will set the terms of all awards including the exercise price for awards that have one. Subject only to the limitations provided in the Equity Incentive Plan, the Administrator has discretionary authority to (i) interpret the Equity Incentive Plan; (ii) determine eligibility for and grant awards; (iii) determine, modify, or waive the terms and conditions of any award; (iv) prescribe forms, rules, and procedures; and (v) otherwise do all things necessary to carry out the purposes of the Equity Incentive Plan.
Shares Subject to the Equity Incentive Plan
Number of Shares.   The aggregate maximum number of shares of common stock that may be delivered in satisfaction of awards under the Equity Incentive Plan is 5,000,000. This amount is subject to adjustment in the event of certain changes in our capitalization as described below.
Any shares of common stock granted in connection with options, restricted stock, and stock appreciation rights will reduce the number of shares of common stock available for issuance under the Equity Incentive Plan by one share per common share granted; With respect to stock appreciation rights, if such a right is exercised, the number of shares of stock deemed to have been issued under the Equity Incentive Plan will be reduced by the aggregate number of shares subject to the stock appreciation right and not just the number of shares actually delivered upon exercise of the stock appreciation right. If shares of common stock are withheld from an award granted under the Equity Incentive Plan in order to satisfy tax withholding obligations, the number of shares of stock deemed to have been issued under the Equity Incentive Plan will be the aggregate number of shares subject to the award or the portion of the award that was exercised or settled and not the net number of shares actually issued.
If any award granted under the Equity Incentive Plan terminates, or is otherwise forfeited in whole or in part, before it is fully exercised, or upon exercise is satisfied other than by delivery of stock, the number of shares as to which such award was not exercised shall be available for future grants.
Individual Award Limits.    The maximum number of shares of stock with respect to which stock options or stock appreciation rights may be granted to any person in any calendar year will each be 1,000,000. The maximum benefit that may be paid to any person under other awards in any calendar year will be, to the extent paid in shares, 1,000,000 shares (or their value in dollars).
Adjustments to Awards.   In the event of a stock dividend, stock split, or combination of shares (including a reverse stock split), recapitalization or other change in our capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Equity Incentive Plan and to the maximum share limits on awards to individual participants. The Administrator will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards then outstanding or subsequently granted, any exercise prices relating to awards, and any other provision of awards affected by such change. In general, such adjustments may be made only if and to the extent that such adjustments will not constitute a modification, extension or renewal of such awards under Section 424(h)(3) of the Code (in the case of incentive stock options), a modification under Section 409A of the Code (in the case of nonstatutory stock options), or adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act.

Shares to be Delivered.   Shares delivered under the Equity Incentive Plan will be authorized but unissued common stock, or previously issued common stock that we acquire and hold in our treasury. No fractional shares will be delivered under the Equity Incentive Plan.
Awards
Stock Options.   The Administrator may from time to time award stock options to any participant subject to the limitations described above. Stock options give the holder the right to purchase shares of our common stock within a specified period of time at a specified price and are subject to other terms and conditions. Two types of stock options may be granted under the Equity Incentive Plan: (i) incentive stock options, or “ISOs,” which are subject to special tax treatment as described below, and (ii) non-statutory options. The expiration date of a stock option cannot be more than ten years after the date of the original grant; provided that the expiration date of any ISO granted to a “ten-percent stockholder” cannot be more than five years after the date of the original grant. The exercise price of any option granted under the Equity Incentive Plan cannot be less than the fair market value of the underlying stock on the date of grant (or, with respect to ISOs granted to a “ten-percent stockholder,” 110% of the fair market value of the underlying stock on the date of grant). The Administrator also determines all other terms and conditions related to the exercise of a stock option, including the consideration to be paid, if any, for the grant of the stock options, the time at which stock options may be exercised, and conditions related to the exercise of stock options.
Stock Appreciation Rights.   The Administrator may grant stock appreciation rights under the Equity Incentive Plan. A stock appreciation right entitles the holder upon exercise to receive common stock equal in value to the excess of the fair market value of the shares of stock subject to the right over the fair market value of such shares on the date of grant. The expiration date of a stock appreciation right cannot be more than ten years after the date of the original grant.
Restricted and Unrestricted Stock Awards; Deferred Stock.   The Equity Incentive Plan provides for awards of nontransferable shares of restricted common stock, as well as unrestricted shares of common stock. Awards of restricted and unrestricted stock may be made in exchange for past services or other lawful consideration. Generally, awards of restricted stock are subject to the requirement that the shares be forfeited or resold to the Company unless specified conditions are met. Other awards under the Equity Incentive Plan may also be settled with restricted stock. The Equity Incentive Plan also provides for deferred stock grants entitling the recipient to receive shares of common stock in the future on such conditions as the Compensation Committee may specify.
Performance Awards.   The Compensation Committee may also make awards subject to the satisfaction of specified performance criteria. Whether a performance award results in payment to a participant will depend on the extent to which the performance goals or other conditions established by the Compensation Committee are satisfied at the end of the performance period. The performance criteria used in connection with a particular performance award will be determined by the Compensation Committee during the first 90 days of the applicable performance period based on one or more of the following criteria: (i) sales; (ii) revenues; (iii) assets; (iv) expenses; (v) earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, whether or not on a continuing operations or an aggregate or per share basis; (vi) return on equity, investment, capital or assets; (vii) one or more operating ratios; (viii) borrowing levels, leverage ratios or credit rating; (ix) market share; (x) capital expenditures; (xi) cash flow; (xii) stock price; (xiii) stockholder return; (xiv) sales of particular products or services; (xv) customer acquisition or retention; (xvi)  acquisitions and divestitures (in whole or in part); (xvii) joint ventures and strategic alliances; (xviii) spin-offs, split-ups and the like; (xix) reorganizations; or (xx) recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. The performance goals can be established on an absolute or relative basis to measure the performance of the Company as a whole, or any division, subsidiary, line of business, operational unit, project or geographical basis of the Company, or as compared to the performance of a group of comparable companies, or published or special index that the Compensation Committee, in its sole discretion, deems appropriate.

Following the completion of a performance period, the Compensation Committee will certify in writing whether, and to what extent, the performance goals have been achieved and, if so, calculate and certify in writing the amount of the performance awards earned for the period. The Compensation Committee will have the discretion to adjust downward, but not upward, the amount of the performance award that is earned and payable.
The Compensation Committee, in its evaluation of the achievement of the performance goals, may adjust the calculation by including or excluding the following events to prevent the dilution or enlargement of the award: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (d) any reorganization and restructuring programs; (e) unusual and/or infrequently occurring items as presented in the Company’s financial statements; (f) acquisitions or divestitures; (g) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (h) foreign exchange gains and losses; and (i) a change in the Company’s fiscal year.
Dividend Equivalents.   With the exception of stock options and stock appreciation rights, the Compensation Committee may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to stock subject to an award, consistent with an exemption from or, in compliance with, the requirements of Section 409A of the Code.
Non-Transferability.   No award may be transferred other than by will or by the laws of descent and distribution, and during a participant’s lifetime an award may be exercised only by him or her; provided, however, that the foregoing provisions shall not prohibit the transfer of (a) an award of unrestricted stock or (b) an award of restricted stock after such award ceases to be subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.
Treatment of Awards in Connection with a Covered Transaction.   For purposes of the Equity Incentive Plan, a “covered transaction” generally means any of the following: (a) an acquisition of Company stock by a person (or more than one person acting as a group) that, together with the stock already held by such person or group, result in such person or group owning more than 50% of the total value or total voting power of the Company; (b) a person (or more than one person acting as a group) acquiring more than 50% of the Company’s stock; (c) a change in composition of a majority of the members of the Board; or (d) a sale of substantially all of the Company’s assets. In connection with a “covered transaction,” the Administrator may provide for the assumption or substitution of some or all outstanding awards by the acquirer or survivor. If there is no assumption or substitution, then except as otherwise provided in the award agreement, awards will generally be treated as follows:
•
Stock appreciation rights will become fully exercisable and such shares issued, and the delivery of shares of stock issuable under each outstanding deferred stock award will be accelerated, in each case on a basis that gives the holder the opportunity to participate as a stockholder in the covered transaction.

•
With respect to restricted stock awards, all forfeiture and transfer restrictions will lapse, unless the Administrator determines that the amounts paid in respect of such restricted stock in connection with the covered transaction should be placed in escrow or otherwise made subject to such restrictions in order to carry out the intent of the Equity Incentive Plan.

•
With respect to stock options, the Administrator may, in its sole discretion, (1) make any outstanding stock options exercisable in part or in full, (2) remove any performance or other conditions or restrictions on any stock options, and/or (3) cancel the stock options in exchange for a payment equal to the difference between the option exercise price and the fair market value of the Company’s stock.

Notwithstanding any provision of the Equity Incentive Plan to the contrary, in the event of a covered transaction, the Administrator may in its discretion and upon at least five days’ advance notice, cancel any outstanding awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such awards based upon the price per share of Stock received or to be received by other stockholders of the Company.

Effect, Discontinuance, Cancellation, Amendment, and Termination.   Neither adoption of the Equity Incentive Plan nor the grant of awards to a participant shall affect our right to make awards to such participant that are not subject to the Equity Incentive Plan, to issue shares to such participant as a bonus or otherwise, or to adopt other plans or compensation arrangements under which shares may be issued.
The Administrator may at any time discontinue granting awards under the Equity Incentive Plan. With the consent of the participant, the Administrator may at any time cancel an existing award in whole or in part and grant another award for such number of shares as the Administrator specifies. The Administrator may, but is not obligated to, at any time amend the Equity Incentive Plan or any outstanding award for the purpose of satisfying the requirements of Section 409A or Section 422 of the Code, or of any changes in applicable laws or regulations or for any other purpose that may at the time be permitted by law, or may at any time terminate the Equity Incentive Plan as to any further grants of awards. However, except to the extent expressly required by the Equity Incentive Plan, no such amendment may materially adversely affect the rights of any participant (without his or her consent) under any award previously granted, nor may such amendment, without the approval of the stockholders, effectuate a change for which stockholder approval is required under the listing standards of the NASDAQ or in order for the Equity Incentive Plan to continue to qualify for the award of incentive stock options under Section 422 of the Code.
The Equity Incentive Plan prohibits, without stockholder approval, the “re-pricing” of any award, which includes (i) a lowering of the exercise price, (ii) the cancellation of an outstanding stock option or SAR accompanied by the grant of a replacement award of the same or a different type and (iii) the cancellation of a stock option or SAR whose exercise price is greater than the fair market value of such award accompanied by the payment of cash to the participant.
New Plan Benefits
Future benefits under the Equity Incentive Plan cannot be determined at this time because the grants are at the discretion of the Administrator and because their value may be dependent upon the satisfaction of vesting conditions and the future price of the Company’s common stock. No grants under the Equity Incentive Plan have at this time been awarded or promised to any directors, employees or other eligible Equity Incentive Plan participants.
Federal Tax Effects
The following discussion summarizes the material Federal income tax consequences of the awards under the Equity Incentive Plan, based on the federal income tax laws in effect on the date of this proxy statement. The summary does not purport to be a complete description of federal tax consequences that may be associated with the Equity Incentive Plan, nor does it cover state, local, or non-United States taxes.
Incentive Stock Options (“ISOs”).   In general, an optionee realizes no taxable income upon the grant of an ISO and does not realize any ordinary income in connection with the exercise of the ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, if a disposition of shares purchased under an ISO occurs within two years from the date of grant or within one year after exercise, the so-called “disqualifying” disposition results in ordinary income to the optionee (and a deduction available to the Company) equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. Any additional gain recognized on the disposition is treated as a capital gain for which we are not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which we are not entitled to a deduction.
Non-Statutory Options.   In general, an optionee realizes no taxable income at the time of the grant of a non-statutory option, but realizes ordinary income in connection with the exercise of the option in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. A corresponding deduction is available to the Company. Any gain or loss recognized upon a subsequent sale or exchange of the shares is treated as a long-or short-term capital gain or loss, depending on the period the shares are held, for which we are not entitled to a deduction. ISOs are treated as non-statutory stock options to the extent they first become exercisable by an individual in any calendar year with respect to shares having an aggregate fair market value (determined as of the date of grant) in excess of $100,000. In general, ISOs are also treated as non-statutory options to the extent that they are exercised by the optionee more than three months after his or her termination of employment.
Restricted Stock.   A participant will not recognize any taxable income upon an award of restricted stock if such shares are not transferable and are subject to a substantial risk of forfeiture. Generally, the participant will recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time such shares become transferable or are no longer subject to a substantial risk of forfeiture. This tax treatment will generally apply unless the participant elects, pursuant to section 83(b) of the Code, to be taxed at the award date based on the fair market value of the shares on the award date. Assuming compliance with the applicable tax withholding and reporting requirements, the Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant in connection with his or her restricted stock award in the same tax year in which the participant recognizes that ordinary income. Dividends paid with respect to restricted stock will be taxable as compensation income to the participant; provided that if a participant makes a section 83(b) election (as discussed above), any dividends paid with respect to that restricted stock will be treated as dividend income rather than compensation income.
Performance Awards, Deferred Stock, and Dividend Equivalents.   The grant of performance awards, deferred stock, or dividend equivalents generally should not result in the recognition of taxable income by the participant or a tax deduction by the Company. Upon the settlement or payment of such an award, the participant will generally have taxable ordinary income equal to the amount of any cash received (before applicable tax withholding) or the then-current fair market value of the shares of stock received, and the Company will have a corresponding tax deduction. If the shares covered by the award are not transferable and subject to a substantial risk of forfeiture, the tax consequences to the participant and the Company will be similar to the tax consequences for restricted stock, described above. If the award consists of unrestricted shares of stock, the participant will immediately recognize taxable ordinary income equal to the fair market value of those shares on the date of the award, and the Company will be entitled to a corresponding tax deduction.
Withholding.   The Company will have the right to deduct any federal, state, local, or foreign taxes required by law to be withheld from all awards paid in cash. If awards are paid in shares of stock, the Company may withhold a portion of the shares issuable to the participant, the fair market value of which equals such withholding taxes.
Section 409A.   Section 409A of the Code governs deferred compensation arrangements. The Company intends that awards under the Equity Incentive Plan will generally not be subject to the provisions of Section 409A. If an award may be covered by Section 409A, the Company may unilaterally make changes to the award to the extent necessary to avoid adverse tax treatment under Section 409A. If an award constitutes nonqualified deferred compensation and fails to comply with Section 409A, the award will be subject to immediate taxation and tax penalties in the year the award vests.
Section 280G.    Under certain circumstances, the accelerated vesting, exercise or payment of awards under the Equity Incentive Plan in connection with a “change of control” might be deemed an “excess parachute payment” for purposes of the provisions of Section 280G of the Code. To the extent it is so considered, the participant holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and the Company would be denied a tax deduction for the excess parachute payment.
Section 162(m).    Under Section 162(m) of the Code, as amended, we may not deduct compensation of more than $1 million paid to the Company’s “covered employees,” which includes (a) any individual who at any time during the taxable year is either our principal executive officer or principal financial officer, or an employee whose total compensation for the tax year is required to be reported to our stockholders because he or she is among the three highest compensated officers for the tax year, other than the principal executive officer or principal financial officer, and (b) any person who was a covered employee at any time after December 31, 2016. Prior to January 1, 2018, certain grants may have qualified as “performance-based compensation” and, as such, would be exempt from the $1 million limitation on deductible compensation. Such performance-based compensation exception was eliminated with respect to tax years beginning January 1, 2018; however, under a transition rule, certain awards issued before November 2, 2017 may still qualify for such exception.
Plan Benefits.   The future benefits or amounts that executive officers, non-management directors, and non-executive officer employees may receive under the Equity Incentive Plan are discretionary and are therefore not determinable at this time.
The foregoing is only a summary of the Equity Incentive Plan and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix A.
The Board recommends a vote FOR the approval of the Equity Incentive Plan.
Vote Required
The approval of Proposal Number Two requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at our Annual Meeting. Votes to abstain and broker non-votes will be counted toward a quorum, but will be excluded entirely from the tabulation of votes and, therefore, will not affect the outcome of the vote on this proposal.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Proposal 3
Based on the recommendation of our Audit Committee, we have retained RSM US LLP (“RSM”) as our independent registered public accounting firm for the fiscal year ending December 31, 2020. During December 2019, the Audit Committee appointed RSM to serve as our independent auditor for fiscal year ending December 31, 2020. In retaining RSM, the Audit Committee had solicited proposals from four major accounting firms and conducted an extensive evaluation process in connection with the selection of the our independent auditors. T. R. Chadha & Co. (“TRC”) continued to serve as our auditor for the fiscal year ending December 31, 2018. TRC was appointed to serve as the Company’s independent auditor for 2018 on October 5, 2018, replacing Cherry Bekaert LLP (“CB”). CB served as the Company’s auditor from 2008 through October 5, 2018.
In connection with the audits of the Company’s consolidated financial statements for the fiscal years ended December 31, 2018 and 2019 there were no disagreements with RSM, TRC or CB, respectively, on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of TRC or CB, as applicable, would have caused such former accounting firm to make reference to the matter in their report. Except as provided in the succeeding sentence, there were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the fiscal years ended December 31, 2018 and 2019. The reports of RSM on the Company’s consolidated financial statements as of and for the years ended December 31, 2019 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal years ended December 31, 2018 and 2019 neither the Company nor anyone acting on behalf of the Company, consulted RSM regarding any of the matters or events set forth in Item 3.04(a)(2) of Regulation S-K. The Audit Committee decided to continue with KPMG for Valuation and Ernst & Young LLP for tax advice, tax provisioning and SOX work, for the years 2019 and 2020.
Although our Bylaws do not require that the stockholders ratify the appointment of RSM as our independent registered public accounting firm, we are submitting the appointment of RSM to the stockholders for ratification as a matter of good corporate governance. If our stockholders do not ratify the appointment, the Board and the Audit Committee will reconsider whether or not to retain RSM. Even if the appointment is ratified, the Board and the Audit Committee, in their discretion, may change the appointment at any time during the year if they determine that such a change would be in the best interests of Ebix and its stockholders.
A representative of RSM is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions.
The Board unanimously recommends that the stockholders vote FOR ratification of the appointment of RSM US LLP as our independent registered public accounting firm for 2020.
Fees Paid to Our Independent Registered Public Accounting Firm
As previously announced, the Audit Committee appointed RSM US LLP (“RSM”) to serve as the Company’s independent auditor for fiscal year 2019. T. R. Chadha & Co. (“TRC”) served as Ebix’s registered public accountants for the year ended December 31, 2018. Cherry Bekaert LLP (“CBH”) served as the Company’s independent registered public accounting firm during 2018 until October 5, 2018.

The following tables presents fees billed for professional services rendered for the audit of our annual financial statements for 2019 and 2018 and fees billed for other services rendered during 2019 by RSM and during 2018 by TRC and CBH.
Services Rendered by RSM US LLP	2019	2018
Audit Fees(1)	$918,750	$—
Audit Related Fees(2)	$—	$—
Tax Compliance Service Fees	$—	$—
All Other Fees(3)	$—	$—
Services Rendered by T R Chadha & Co LLP	2019	2018
Audit Fees(1)	$—	$450,000
Audit Related Fees(2)	$—	$—
Tax Compliance Service Fees	$—	$—
All Other Fees(3)	$20,594	$—
Services Rendered by Cherry Bekaert LLP	2019	2018
Audit Fees(1)	$—	$280,000
Audit Related Fees(2)	$66,570	$—
Tax Compliance Service Fees	$—	$35,000
All Other Fees(3)	$158,504	$105,726

(1)
Integrated audit of the consolidated financial statements including quarterly reviews according to the engagement letter and administrative fees.

(2)
Includes fees associated with the review of valuation reports associated with business acquisition and audits of the Company’s 401(K) plans, and related out of pocket expenses incurred by the auditors.

(3)
Includes fees related to the audit of the financial statements and the Company’s purchase accounting for certain acquired businesses.

The Audit Committee considered and pre-approved all of the above-referenced fees and services. Pursuant to a policy adopted by our Board of Directors, the Audit Committee requires advance approval of all audit services and permitted non-audit services to be provided by the independent registered public accounting firm as required by the Securities Exchange Act of 1934.
Audit and Non-Audit Service Pre-Approval Policy
Consistent with SEC policies regarding auditor independence, our Audit Committee has the responsibility to appoint, set compensation and oversee the work of our independent auditor. In recognition of this responsibility, the Audit Committee has established a policy that requires it to pre-approve all audit and permitted non-audit services performed by our independent registered public accounting firm. Pre-approval is generally detailed as to the particular service or category of services and is subject to a specified budget. Management is required to seek pre-approval of services that will exceed the budget or for services that are not detailed in an existing pre-approval. The Chair of the Audit Committee has been delegated the authority to pre-approve certain services between regularly scheduled meetings, with ratification by the Audit Committee at the next regularly scheduled meeting. Management reports quarterly to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval and the fees for the services performed to date. All services performed by RSM during the fiscal year 2019 and TRC during the fiscal year 2018 and by CB during fiscal years 2018 and 2017 were approved in accordance with this policy.

PROPOSAL 4 — ADVISORY VOTE ON EXECUTIVE COMPENSATION
Proposal
Proposal 4 is to approve the compensation of our named executive officers disclosed pursuant to the SEC’s compensation disclosure rules, including the compensation discussion and analysis, compensation tables and narrative discussion. As described more fully in the Compensation Discussion and Analysis (the “CD&A”) section of this proxy statement, the compensation package of the Company’s named executive officers (as identified in the Executive Compensation section of this proxy statement under the heading “ Executive Compensation Tables — Summary Compensation Table”) is designed to act as both an incentive for superior performance and as an inducement to attract and retain highly qualified senior executives, while at the same time mitigating against excessive risk. The Company’s executive compensation program promotes a performance-based culture and aligns the interests of stockholders and executives through variable, at-risk compensation. The program is also designed to attract and retain highly talented executives who are critical to the successful implementation of the Company’s strategic plan. A significant portion of Mr. Raina’s overall compensation is performance-based, in that it is dependent upon the achievement of pre-determined corporate and/or personal performance goals and strategic objectives. Stockholders are encouraged to read the CD&A, which discusses in detail how our compensation policies and procedures implement our compensation philosophy.
The say-on-pay vote gives stockholders the opportunity to endorse or not endorse our executive compensation program by voting for or against the following resolution:
“RESOLVED, that the stockholders of Ebix approve, on an advisory basis, the compensation of the named executive officers of the Company, as disclosed in the Compensation Discussion and Analysis and the tabular and narrative disclosures contained in the Company’s proxy statement for the 2020 Annual Meeting of Stockholders.”
The Board urges stockholders to endorse the executive compensation program by voting in favor of this resolution. This advisory vote is non-binding, meaning that our Board will not be obligated to take any compensation actions or adjust our executive compensation in response to the vote. Although the say-on-pay vote is non-binding, the Board and the Compensation Committee will review the voting results and will consider the vote, as well as other communications from stockholders relating to our compensation practices and take them into account in future determinations concerning our executive compensation program. To the extent there is a significant vote against the compensation of our named executive officers, we would expect to communicate with our stockholders to better understand the concerns that influenced that vote. The Board and Compensation Committee would consider constructive feedback obtained through this process in making future determinations concerning our executive compensation.
The Board unanimously recommends that the stockholders vote FOR the approval, on an advisory basis, of the compensation paid to our named executive officers as described in the sections of this proxy statement entitled “Compensation Discussion and Analysis” and “Executive Compensation.”

EXECUTIVE COMPENSATION
Compensation Disclosure and Analysis
Objectives and Goals
The objectives of the Compensation Committee have been to adopt a compensation approach that is simple, internally equitable, and externally competitive, and that attracts, motivates, and retains qualified people capable of contributing to the growth, success and profitability of the Company, thereby contributing to long-term stockholder value.
Simplicity.   The Compensation Committee believes that a compensation package with three major elements of compensation is the simplest approach, consistent with the Company’s goals. The Company generally does not utilize special personal perquisites such as private jets, payment of country club dues, Company-furnished motor vehicles, permanent lodging, or defrayment of the cost of personal entertainment.
Internal Equity.   Internal equity has generally been evaluated based on an assessment of the relative contributions of the members of the management team. In 2019, the Compensation Committee did not undertake any formal audit or similar analysis of compensation equity with respect to either the CEO relative to the other members of the management team or with respect to the management team relative to the Company’s employees generally. However, the Compensation Committee believes that the relative difference between CEO compensation and the compensation of the Company’s other executives is consistent with such differences found in the Company’s insurance services peer group and the market for executive-level personnel for public companies of similar size.
External Competitiveness.   The Compensation Committee believes it is important to management retention and morale that compensation be competitive with our competitors. In setting annual compensation, the Compensation Committee generally reviews market data and compares total annual compensation opportunities for our executive officers with compensation opportunities for similar positions at comparable companies. Based on this review, the Compensation Committee approves compensation levels and opportunities for our CEO and our other executive officers that the Compensation Committee believes are competitive with the marketplace and provide appropriate retention and incentive value.
Major Compensation Components
The principal components of compensation for our executive officers are: (i) base salary, (ii) short-term incentives, generally in the form of cash bonus programs, and (iii) long-term incentives, generally in the form of equity-based awards such as stock awards. We believe the Company’s goals are best met by utilizing an approach to compensation with these three distinct elements.
Base Salary:
Base salaries for our executive officers are established based on the scope of their responsibilities, prior relevant background, professional experience, and technical training. Also in this regard, the Compensation Committee takes into account competitive market compensation paid by the companies represented in the compensation data it reviews for similar positions, and the overall market demand for such executives. Although the Company considered the same factors in establishing the base salaries of each of its executive officers, due to the different levels of roles played by each executive, the base salaries are justifiably substantially different.
On April 10, 2019, the Company’s Board of Directors, upon recommendation from the Compensation Committee, announced the following changes to the Mr. Raina’s compensation:
(a)
Mr. Raina’s salary for 2019 and going forward is to be paid in shares of common stock of the Company. As a result, the Company has granted Mr. Raina 54,870 shares of restricted common stock, which represents his annual salary of $2,400,000 divided by $43.74, the closing price of the Company’s common stock on January 2, 2019. One third of these shares vested on January 1, 2020 with the remaining stock vesting in quarterly installments over the next eight quarters.
(b)
The Company increased Mr. Raina’s annual salary to $3,600,000, effective January 1, 2019. As a result of the salary increase, Mr. Raina was granted 23,247 shares of restricted common stock which represents $1,200,000 divided by $51.62, the closing price of Ebix common stock on April 10, 2019. One third of these shares vested on January 1, 2020 with the remaining stock vesting in quarterly installments over the next eight quarters.

On August 25, 2016, the Compensation Committee increased the base salary of Mr. Raina, the Company’s President and Chief Executive Officer (CEO), from $1,300,000 to $2,400,000, in recognition of his leadership and significant contributions to the growth of the Company and the creation of stockholder value. This was the first increase to the CEO’s base salary since 2012. There was no increase in Mr. Raina’s base salary in 2019.
The stockholders approved a Bonus Plan for Mr. Raina at the 2016 Annual Meeting. The Bonus Plan provides for the payment of annual cash incentive awards to the Company’s Chief Executive Officer based upon the achievement by the Company of specified performance goals. The Bonus Plan was intended to preserve the Company’s federal income tax deduction for annual incentive payments to the CEO by meeting the requirements for “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986 as amended (the “Code”) (or any successor provision). However, Section 162(m) of the Code was amended in December 2017 as discussed below. Participation in the Bonus Plan is limited to the CEO of the Company. The Company does not anticipate that compensation paid to any of its other executive officers will be subject to the compensation deduction limits of Section 162(m). The Bonus Plan provides that Mr. Raina is eligible to receive cash incentives in connection with a particular fiscal year during the term of the Bonus Plan if the Company meets or exceeds certain performance goals (“Performance Goals”) set each year by the Compensation Committee. Not later than ninety (90) days after the commencement of any fiscal year during the term of the Bonus Plan (or such other date as may be permitted or required by Section 162(m)), and at a time when the outcome is uncertain, the Compensation Committee will set in writing Performance Goals based on one or more of the following business criteria:
•
Revenue

•
Sales

•
Profit (net profit, gross profit, operating profit or other corporate profit measures)

•
Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

•
Net income (before or after taxes, operating income or other income measures)

•
Cash (cash flow, cash generation or other cash measures)

•
Stock price or performance

•
Total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

•
Return measures (return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales)

•
Market share

•
Improvements in capital structure

•
Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

•
Business expansion or consolidation (acquisitions and divestitures)

•
Strategic plan development and implementation

At the time the Compensation Committee sets the Performance Goals for a particular fiscal year, it will also set in writing the CEO’s incentive bonus opportunity, expressed as a dollar amount or a percentage of the CEO’s base salary, which will be earned if the established Performance Goals are achieved.
Performance Goals may be specified in absolute terms, on an adjusted basis, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparable companies, or a published or special index, or a stock market index. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion). Performance measures may but need not be determinable in conformance with generally accepted accounting principles.
Payment of annual incentives under the Bonus Plan will be made promptly following the Compensation Committee’s written certification that the Performance Goals and any other material conditions were satisfied. The Compensation Committee has the right to exercise negative discretion to pay out an annual incentive to the CEO under the Bonus Plan that is less than the amount that would have been payable based solely upon application of the applicable Performance Goals. In no event shall the CEO receive bonus payments under the Bonus Plan in connection with any one fiscal year which exceed $3,000,000. The Compensation Committee may, in its discretion pay annual incentives to the other named executive officers.
Long-Term Incentives:
While salary and short-term incentives are primarily designed to compensate current and past performance, the primary goal of the long-term incentives, such as stock options and restricted stock awards, is to link executive officer compensation with the long-term interests of the stockholders.
On January 7, 2019, the Compensation Committee, in consultation with the entire Board, granted 13,541 shares of restricted stock to Mr. Raina under the 2010 Plan. The shares vest over a three-year period. The first one-third of these awards vested on January 7, 2020 and the remaining two-thirds vest in quarterly installments over the next eight quarters.
Use of Compensation Consultants and Benchmarking
During 2019 the Compensation Committee did not retain any compensation consultants or engage in any formal benchmarking, however the Compensation Committee engaged the services of Korn Ferry in connection with its review of the ABA in December of 2017. As required by the Settlement Agreement, described below, the Company intended to retain an outside compensation consulting firm in May 2019 to review and evaluate the compensation arrangements for the Company’s executive officers for future periods. In June 2019, after much analysis of potential consulting firms, the Compensation Committee recommended and the Board of Directors subsequently approved retaining Ernst & Young LLP as a compensation consultant to assist with executive compensation matters.
Other Compensation Components
Company executives are eligible to participate in the Company’s health care, insurance and other welfare and employee benefit programs, which are the same for all eligible employees, including Ebix’s executive officers.
Use of Employment and Severance Agreements
In the past, the Compensation Committee has determined that competitive considerations merit the use of employment contracts or severance agreements for certain members of senior management. Presently, however, no member of senior management is employed under an employment contract.
Recapture and Forfeiture Policies
Historically the Company has not had formal policies with respect to the adjustment or recapture of performance based awards where the financial measures on which such awards are based or to be based are adjusted for changes in reported results such as, but not limited to, instances where the Company’s financial statements are restated. The Compensation Committee does not believe that repayment should be required where the Plan participant has acted in good faith and the errors are not attributable to the participant’s gross negligence or willful misconduct. In such later situations, the Compensation Committee believes the Company has or will have available negotiated or legal remedies. However, the Compensation Committee may elect to take into account factors such as the timing and amount of any financial restatement or adjustment, the amounts of benefits received, and the clarity of accounting requirements leading to any restatement in fixing of future compensation.
Deductibility of Compensation and Related Tax Considerations
As one of the factors in its review of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits.
Section 162(m).   For 2017 and earlier, Section 162(m) imposed a $1.0 million limit on the amount that a publicly traded company may deduct for compensation paid to its chief executive officer and its next three most highly compensated executives, excluding the chief financial officer. This limitation did not apply to pay that qualifies as “performance-based compensation.” In order to qualify as performance-based, compensation must, among other things, be based solely on the attainment of pre-established, objective goals under a stockholder approved plan with no discretion permitted in determining award payouts. However, the Tax Cuts and Jobs Act adopted in December 2017 made significant changes to Section 162(m) of the Code that impacted public companies, including our company. Starting with the 2018 fiscal year, only performance-based compensation that is paid pursuant to a binding contract in effect on November 2, 2017 is exempt from the $1,000,000 deduction limit. Accordingly, any compensation that we paid pursuant to new compensation arrangements entered into after November 2, 2017, even if performance-based, will count towards the $1,000,000 deduction limit. In addition, the $1,000,000 deduction limit applies to a broader group of executives, including the chief financial officer and any individual who serves as our chief executive officer or chief financial officer at any time after January 1, 2018, plus any executive who is among our three most highly compensated executive officers for any fiscal year beginning with 2018. While the Bonus Plan described above was intended to preserve the Company’s federal income tax deduction for annual incentive payments to the CEO by meeting the requirements for “qualified performance-based compensation” under Section 162(m), as a result of these changes made to Section 162(m) the Bonus Plan, to the extent changed after November 2, 2017 will no longer be excluded from the $1.0 million limitation. In order to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, some of the compensation that we provide to our executive officers may not be deductible.
Section 280G.   Code Section 280G generally denies a deduction for a significant portion of certain compensatory payments made to corporate officers, certain stockholders and certain highly-compensated employees if the payments are contingent on a change of control of the employer and the aggregate amounts of the payments to the relevant individual exceed a specified relationship to that individual’s average compensation from the employer over the preceding five years. In addition, Code Section 4999 imposes on that individual a 20% excise tax on the same portion of the payments received for which the employer is denied a deduction under Section 280G. In determining whether to approve an obligation to make payments for which Section 280G would deny the Company a deduction or whether to approve an obligation to indemnify (or “gross-up”) an executive against the effects of the Section 4999 excise tax, the Compensation Committee has adopted an approach similar to that described above with respect to payments which may be subject to the deduction limitations of Section 162(m).
Compensation Committee Conclusion
Attracting and retaining talented and motivated management and employees is essential to create long-term stockholder value. Offering a competitive, performance-based compensation program with a large equity component helps to achieve this objective by aligning the interests of the Company’s CEO and other executive officers with those of stockholders. The Compensation Committee believes that Ebix’s 2019 compensation program met these objectives. Likewise, based on our review, the Compensation Committee finds the total compensation (and, in the case of the severance and change-in-control scenarios, the potential payouts) to the Company’s CEO and other named executive officers in the aggregate to be reasonable and not excessive.

Acquisition Bonus Agreement, April SAR Agreement and Amended SAR Agreement
On April 10, 2018, the Company entered into a Stock Appreciation Right Award Agreement (the “April SAR Agreement”) with Robin Raina, the Company’s Chairman, President and Chief Executive Officer. The April SAR Agreement replaced the Acquisition Bonus Agreement (the “ABA”) between the Company and Mr. Raina, dated July 15, 2009.
In recent years, certain claims have been raised by stockholders in litigation in the Court of Chancery of the State of Delaware (the “Delaware Court of Chancery”) challenging, among other things, the validity and interpretation of certain terms of the ABA and, subsequently, the April SAR Agreement (the “Litigation”). In connection with the Litigation, Mr. Raina asserted a conditional cross-claim against the Company for reformation of the ABA. The terms of the ABA generally provided that if Mr. Raina was employed by the Company upon the occurrence of: (i) an event in which more than 50% of the voting stock of the Company was sold, transferred, or exchanged, (ii) a merger or consolidation of the Company, (iii) the sale, exchange, or transfer of all or substantially all of the Company’s assets, or (iv) the acquisition or dissolution of the Company (each, an “Acquisition Event”), the Company would pay Mr. Raina a cash bonus based on a formula that was disputed by Plaintiffs in the Litigation and a tax gross-up payment for excise taxes that would be imposed on Mr. Raina for the cash bonus payment. Upon the execution of the April SAR Agreement, the ABA was terminated and each party relinquished their respective rights and benefits under the ABA.
Upon the effective date of the April SAR Agreement, Mr. Raina received 5,953,975 stock appreciation rights with respect to the Company’s common shares (the “SARs”). Upon an Acquisition Event, each of the SARs entitled Mr. Raina to receive a cash payment from the Company equal to the excess, if any, of the net proceeds per share received in connection with the Acquisition Event over the base price of $7.95 per share. Although the SARs were not granted under the Company’s 2010 Stock Incentive Plan (the “Plan”), the April SAR Agreement incorporated certain provisions of the Plan, including the provisions requiring equitable adjustment of the number of SARs and the base price in connection with certain corporate events (including stock splits). Under the terms of the April SAR Agreement, Mr. Raina would have been entitled to receive full payment with respect to the SARs if either he (i) were employed by the Company on the closing date of an Acquisition Event or (ii) had been involuntarily terminated by the Company without cause (as defined in the April SAR Agreement) within the 180-day period immediately preceding an Acquisition Event. All of the SARs would have been forfeited if Mr. Raina’s employment had been terminated for any other reason prior to the closing date of an Acquisition Event.
In addition, while Mr. Raina was employed by the Company and prior to an Acquisition Event, the April SAR Agreement provided that the Company’s Board would determine annually whether a “shortfall” (as described below) existed as of the end of the immediately preceding fiscal year. In the event the Board determined that a shortfall existed, Mr. Raina would have been granted additional SARs (or, in the Board’s sole discretion, additional restricted shares or restricted stock units (each a “Share Grant”)) in an amount sufficient to eliminate such shortfall (each a “Shortfall Grant”). Under the terms of the April SAR Agreement, a shortfall existed if: (A) the sum of (i) the number of common shares deemed to be owned by Mr. Raina as of the effective date of the April SAR Agreement, plus (ii) the number of SARs granted to Mr. Raina (including any Shortfall Grants), plus (iii) the number of shares underlying any previously granted Share Grant, was less than 20% of (B) the sum of (i) the number of SARs granted to Mr. Raina (including any Shortfall Grants), plus (ii) the number of outstanding shares reported by the Company in its audited financial statements as of the end of the immediately preceding fiscal year. Under the terms of the April SAR Agreement, if the Board elected to make a Shortfall Grant in respect of such shortfall, such SARs would have been subject to the same terms and conditions as the SARs initially granted under the April SAR Agreement. If the Board elected to make a Share Grant in respect of such shortfall, such restricted shares or restricted stock units would have had such terms and conditions as determined by the Board, but generally would have followed the terms of the restricted shares or restricted stock units granted to other executives of the Company at or about the time of such Share Grant, but no Share Grant would have vested more rapidly than one-third of such Share Grant prior to the first anniversary of the grant date, with the remainder vesting in eight equal quarterly installments following the first anniversary of the grant date. The April SAR Agreement also provided for the Company to make tax gross-up payments for excise taxes that would be imposed on Mr. Raina in respect of any payments (other than any payments with respect to any Share Grants) made in connection with a change in control of the Company under Section 4999 of the Internal Revenue Code.
In connection with the foregoing Litigation, on January 23, 2019, the parties entered into a Stipulation and Agreement of Settlement (the “Settlement Agreement”) pursuant to which the parties agreed, subject to approval by the Delaware Court of Chancery, to settle and resolve the Litigation pursuant to the terms set forth in the Settlement Agreement (the “Litigation Settlement”). Thereafter, notice of the Litigation Settlement was prepared and mailed on February 4, 2019 (the “Notice”). On April 5, 2019, the Delaware Court of Chancery determined that the Litigation Settlement was fair, reasonable, adequate and in the best interest of the plaintiffs, the class and the Company, and entered an Order and Final Judgment approving the Litigation Settlement. The Litigation Settlement includes, among other things, the adoption and entry into an Amended Stock Appreciation Right Award Agreement (the “Amended SAR Agreement”), as well as certain governance measures set forth in the Settlement Agreement. The Amended SAR Agreement was negotiated as part of the Litigation Settlement and became effective May 7, 2019, and includes the following changes and modifications to the April SAR Agreement:
(a)
Mr. Raina will commit to continue to serve and not resign as the Company’s Chief Executive Officer for at least two years following Final Approval of the Litigation Settlement;

(b)
any shares paid, awarded or otherwise received by Mr. Raina as compensation after the effective date of the Amended SAR Agreement, including any shares received by Mr. Raina from the exercise of any options granted after the effective date of the April SAR Agreement or from the grant or vesting of any restricted shares or settlement of any restricted stock units granted after the effective date of the April SAR Agreement (but excluding any shares received as a result of the grant, vesting or settlement of any Share Grants), will be excluded from the outstanding shares for purposes of the Board’s annual shortfall determination;

(c)
if an Acquisition Event occurs more than 180 days after, but not later than the tenth anniversary of, the date that Mr. Raina’s employment is involuntarily terminated by the Company without Cause (as defined in the Amended SAR Agreement), 1,000,000 SARs will be deemed accrued and will be eligible to vest on the closing date of the Acquisition Event, which number will be increased by 750,000 SARs beginning on the first anniversary of Final Approval of the Litigation Settlement and each anniversary thereafter (subject in each case to Mr. Raina’s continued employment on each anniversary date), until 100% of the SARs (including any Shortfall Grants) have accrued and are eligible to vest on the closing date of an Acquisition Event that occurs more than 180 days after, but not later than the tenth anniversary of, the date that Mr. Raina’s employment is involuntarily terminated by the Company without Cause; provided, however, that, (i) no additional SARs will accrue following the date that Mr. Raina’s employment is involuntarily terminated by the Company without Cause, (ii) any accrued SARs will be forfeited if an Acquisition Event does not occur prior to the tenth anniversary of the date that Mr. Raina’s employment is involuntarily terminated by the Company without Cause, and (iii) all of the SARs will be forfeited if Mr. Raina’s employment terminates for any other reason prior to the closing date of an Acquisition Event; and (d) the obligation of the Company to make tax gross-up payments for excise taxes that would be imposed on Mr. Raina in respect of any payments made in connection with a change in control of the Company will be eliminated.

Stockholder Advisory Vote
At the last Annual Meeting of Stockholders, approximately 71.6% of the votes cast by the Ebix stockholders present in person or by proxy and entitled to vote at the Annual Meeting and on the proposal were cast in support of the compensation of the Company’s named executive officers, as discussed and disclosed in the proxy statement. The Board and the Compensation Committee appreciate and value the views of our stockholders. After discussions with certain Ebix stockholders, the Company understands that a portion of the negative vote was directed at the ABA, the April SAR Agreement, and the Amended SAR Agreement

The Board and Mr. Raina terminated the ABA and entered into the April SAR agreement. In addition, the April SAR Agreement was replaced by the Amended SAR Agreement pursuant to the Litigation Settlement as described above. Going forward, future advisory votes on executive compensation will serve as an additional tool to guide the Board and the Compensation Committee in evaluating the alignment of the Company’s executive compensation program with the interests of the Company and its stockholders.
Risk Considerations
Our Compensation Committee has reviewed risks arising from our compensation policies and practices for both our executives and non-executive employees and has determined that they are not reasonably likely to have a material adverse effect on the Company.
Compensation Committee Interlocks and Insider Participation
The Company’s Compensation Committee currently consists of Messrs. Keller (Chairman), Benz and Eckert. None of the members of the Compensation Committee have ever been officers or employees of the Company. No interlocking relationship exists between the members of the Company’s Board of Directors or Compensation Committee and the Board of Directors or Compensation Committee of any other company.
New Chief Financial Officer Compensation
On April 8, 2020, the Company appointed Steven M. Hamil as Chief Financial Officer. Mr. Hamil presently receives a pro-rated base salary of $325,000. For fiscal year 2020, he is eligible to receive a bonus of up to $300,000 based on the Company’s achievement of certain financial and compliance targets. He also receives a temporary monthly housing allowance of $1,800 until his expected move to Atlanta, Georgia. On April 13, 2020, Mr. Hamil’s starting day with the Company, he was granted 30,432 shares of Company restricted stock 1/3 of which will vest on the first anniversary of the date of grant with the remaining restricted stock vesting ratably on the first day of each quarter over the next two years.
Grant of Restricted Stock to the Chief Executive Officer
During several meetings of the Compensation Committee, members noted that the Chief Executive Officer’s compensation appeared lower than that of chief executive officer’s in comparable companies. The Compensation Committee reviewed several studies, including a report put together for the Compensation Committee by Ernst & Young LLP on October 2019 (the “Report”). The Report included information regarding comparative salary, bonuses and stock grants as well as ways in which the Company could retain talent in a competitive market. Upon review and various discussions, the Compensation Committee, on July 30, 2020, granted Robin Raina 200,000 shares of restricted Company stock 1/3 of which will vest on the first anniversary of the date of grant with the remaining restricted stock vesting ratably on the first day of each quarter over the next two years.
Executive Stock Hedging
While the Company does not have a specific executive anti-hedging policy for its common stock, none of its named executive officers are presently involved in any hedging or pledging agreements for any held Company common stock.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with the Company’s Chief Executive Officer and Chief Financial Officer the above Compensation Disclosure and Analysis. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this amendment to the Form 10-K.
This report has been submitted by the Compensation Committee:

Hans U. Benz, Neil Eckert and Hans Ueli Keller
The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this annual report into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.
Executive Compensation and Director Compensation Tables
The following tables provide information relating to compensation earned by or paid to our named executive officers in all capacities.
Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total
Robin Raina, President,	2019	$—	2,000,000 (2)	4,200,000	—	1,584	6,000(3)	$6,207,584
Chief Executive Officer	2018	$2,400,000	2,000,000 (2)	—	—	—	9,751(3)	$4,409,751
and Chairman of the Board	2017	$2,400,000	1,000,000	3,000,000	—	—	8,038(3)	$6,408,038
Robert F. Kerris, Chief	2019	$225,000		—	—	779	(4)	$225,779
Financial Officer and
Secretary
Sean Donaghy	2019	$185,000	50,000					$235,000
Former Chief	2018	$181,693	30,000				2,724	$214,417
Financial Officer	2017	$157,500	30,000				2,345	$189,845
Graham Prior,	2019	$159,863		—	—	—	—(5)	$159,863
Corporate Senior	2018	$161,694	—	—	—	—	—(5)	$161,694
Vice President	2017	$163,064	—	—	—	—	—(5)	$163,064
Leon d’Apice,	2019	$208,706(6)	—	—	—	—(6)	25,650(6)	$234,356
Managing Director-	2018	$224,400(6)	—	—	—	—(6)	20,785(6)	$245,185
Ebix Australia Group	2017	$226,848(6)	100,000	—	—	—(6)	27,318(6)	$354,166
James Senge, Sr.,	2019	$225,000	—	—	—	2,337		$227,337
Senior Vice President	2018	$225,000	—	—	—	—	3,075	$228,075
EbixHealth	2017	$225,000	—	—	—	—	3,075	$228,075

Footnotes
(1)
These amounts reflect the aggregate grant date fair value computed in accordance with accounting guidance related to stock compensation, based on the stock price on the date of grant.

(2)
2018 bonus of $2,000,000 was earned in 2018 and paid in 2019.

(3)
Amount includes a Company matching contribution to a 401(k)/Retirement Plan of $3,751 in 2018 and $2,038 in 2017. Also includes a $6,000 allowance for miscellaneous business and travel expenses per year.

(4)
Mr. Kerris was named Chief Financial Officer effective September 21, 2019. Replacing Sean Donaghy on that date.

(5)
Mr. Prior was compensated in Singapore Dollars. For 2019, all sums were derived by using the exchange rate of 0.7333 For 2018, all sums were derived by using the exchange rate of .7417. For 2017 all sums were derived by using the exchange rate of .75554.

(6)
Mr. d’Apice was compensated in Australian Dollars. For 2019, all sums were derived by using the exchange rate as of December 31, 2019 of 0.6957. For 2018, all sums were derived by using the exchange rate of .7480. For 2017, all sums were derived by using the exchange rate of December 31, 2017 of 0.7805.

(7)
Reflects a 401(k) superannuation in Australia which is accessible after age 65.

Grants of Plan-Based Awards for 2019
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Robin Raina		—	—	—	—	—	—	$—
Robert F. Herris		—	—	—	—	—	—	$—
Sean T. Donaghy		—	—	—	—	—	—	$—
Graham Prior		—	—	—	—	—	—	$—
Leon d’ Apice		—	—	—	—	—	—	$—
James Senge, Sr		—	—	—	—	—	—	$—
Outstanding Equity Awards at 2019 Fiscal Year-End
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robin Raina, President, Chief Executive Officer and Chairman of the Board	—	—	—	$—	—	101,853(1)	$3,402,908.73	—	$—
Robert F. Kerris, Chief Financial Officer and Secretary	—	—	—	$—	—	—	$—	—	$—
Sean Donaghy, Former Chief Financial Officer	—	—	—	$—	—	—	—	—	$—
Graham Prior, Corporate Senior Vice President	—	—	—	$—	—	—	$—	—	$—
Leon d’Apice, Managing Director, Ebix Australia Group	—	—	—	$—	—	—	$—	—	$—
James Senge, Sr., Senior Vice President, EbixHealth	—	—	—	$—	—	—	$—	—	$—

(1)
Robin Raina has been awarded restricted stock grants by the Compensation Committee: (i) a grant of 40,780 shares of Company common stock on July 25, 2017 of which 10,195 shares were unvested as of December 31, 2019; (ii) a grant of 13,541 shares of Company common stock on January 7, 2019 of which 13,541 shares were unvested as of December 31, 2019; (iii) a grant of 54,870 shares of Company common stock on April 10, 2019 of which 54,870 shares were unvested as of December 31, 2019; (iv) a grant of 23,247 shares of Company common stock on April 10, 2019 of which 23,247 shares were unvested as of December 31, 2019.

Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Robin Raina, President, Chief Executive Officer and Chairman of the Board	—	$—	13,593	$639,708
Robert F. Kerris – Chief Financial Officer and Secretary	—	$—	—	$—
Sean Donaghy – Former Chief Financial Officer	—	$—	144	$7,917
Graham Prior, Corporate Senior Vice President	—	$—	—	$—
Leon d’Apice, Managing Director, Ebix Australia Group	—	$—	—	$—
James Senge, Sr., Senior Vice President, EbixHealth	—	$—	541	$29,742

(1)
Reflects the excess of the fair market value of the shares at the time of exercise over the exercise price of the options.

(2)
Reflects the fair market value of the shares on the vesting date.

Pension Benefits and Nonqualified Deferred Compensation
The Company does not sponsor or maintain any tax-qualified defined benefit plans, supplemental executive retirement plans or nonqualified deferred compensation plans.
Potential Payments for Mr. Raina Upon a Change of Control
Below is the description of severance payments that Mr. Raina would have received under the April SAR Agreement had certain events occurred in 2019. As described above, under the “Acquisition Bonus Agreement, April SAR Agreement and Amended SAR Agreement” section, the April SAR Agreement was replaced by the Amended SAR Agreement upon Final Approval (as defined in the Settlement Agreement) of the Litigation Settlement. The below disclosure is the Company’s disclosure of potential payments under the original April SAR Agreement as it was the effective agreement for Mr. Raina during 2019.
As mentioned previously, no member of senior management other than Mr. Raina has an employment or severance agreement. Except as described below for Mr. Raina, upon a termination or change of control, each of the executive officers will receive only the unpaid portion of their salary and benefits through the date of termination. No severance payments, acceleration of equity vesting, or other special payments will be due to such executive officers, regardless of the circumstances of the termination.
Upon the effective date of the April SAR Agreement, Mr. Raina received 5,953,975 stock appreciation rights with respect to the Company’s common shares (the “SARs”). Upon an Acquisition Event, each of the SARs entitles Mr. Raina to receive a cash payment from the Company equal to the excess, if any, of the net proceeds per share received in connection with an Acquisition Event over the base price of $7.95. Mr. Raina will only be entitled to receive a payment with respect to the SARs if he is employed by the Company at the time of an Acquisition Event or was terminated by the Company without cause within the 180-day period immediately preceding an Acquisition Event.
Annually, while Mr. Raina is employed by the Company and prior to an Acquisition Event, the Board shall determine whether a “shortfall” (as defined in the April SAR Agreement) existed as of the end of the immediately preceding fiscal year. In the event the Board determines that a shortfall existed, Mr. Raina will be granted additional SARs (or, in the Board’s sole discretion, restricted shares or restricted stock units (each a “Share Grant”)) in an amount sufficient to eliminate such shortfall (each a “Shortfall Grant”). A “shortfall” will exist if the sum of the number of Company’s common shares deemed to be owned by

Mr. Raina as of the date of the SAR Agreement (3,676,540 shares), the number of SARs granted to Mr. Raina, and the number of shares underlying any previously granted Shortfall Grant is less than twenty percent (20%) of the sum of the number of SARs and the number of outstanding shares reported by the Company in its audited financial statements as of the end of the immediately preceding fiscal year.
No Shortfall Grant was made for 2019. As a result, in the event that an Acquisition Event had occurred on December 31, 2019, and assuming that the Company received Net Proceeds of $33.41 per share (the closing price of the Company’s common stock on December 31, 2019), Mr. Raina would have received a $157.7 million payment upon the Acquisition Event, which payment does not include a tax gross-up payment described above. As noted above, the April SAR Agreement will be replaced with the Amended SAR Agreement upon Final Approval (as defined in the Settlement Agreement) of the Litigation Settlement.
Pay Ratio Disclosure
On August 5, 2015, the SEC adopted new rules implementing the pay ratio disclosure requirement of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). These rules require reporting companies to disclose the ratio of the annual compensation of the company’s median employee to the annual compensation of its principal executive officer.
The 2019 annual total compensation of our CEO Mr. Raina was $6,200,000, the 2019 annual total compensation of our median compensated employee was $14,850, and the ratio of those amounts is 417 to 1. The 2019 annual total compensation of our median compensated US employee was $74,750; and the ratio of those amounts is 83 to 1. For purposes of identifying the median compensated employee, we took into account salary, bonus, and fair market value of the shares on the vesting date during the year for all our employees as of December 31, 2019. We annualized this compensation for employees who did not work the entire year, except for employees designated as seasonal or temporary.
There is a lot of flexibility in how the median employees are identified. Companies use different approaches that are appropriate for their employee population and compensation programs, including using estimates and assumptions. As a result, the ratio that other companies have calculated may not be comparable to the ratio that we have presented not only because of different businesses or different compensation programs, but because of using different methodologies and assumptions.
RELATED PARTY TRANSACTIONS
Under the Audit Committee’s charter, and consistent with Nasdaq Marketplace Rules, any material potential or actual conflict of interest or transaction between the Company and any “related person” of the Company must be reviewed and approved by the Audit Committee. SEC rules define a “related person” of the Company as any director (or nominee), executive officer, 5%-or-greater stockholder or immediate family member of any of these persons.
Rahul Raina is the Company’s Corporate Vice President Sales Ebix RCS & A.D.A.M. International Business Development and the brother of Robin Raina, our Chairman of the Board, President, and Chief Executive Officer. During each of 2019 and 2018 he was paid a salary of $150,000, respectively, and received zero cash bonus. He received no share-based compensation awards in either 2019 or 2018.
Ebix did not donate to the Robin Raina Foundation, a non-profit 501(c) charity in support of the cause of building and providing homes for the severely underprivileged in India, during either 2018 or 2019.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information, as of August 12, 2020, the record date, respecting the beneficial ownership of our outstanding common stock by: (i) any holder of more than 5%; (ii) each of our named executive officers and directors; and (iii) our directors and named executive officers as a group, based on 30,912,559 shares of common stock outstanding. Except as otherwise indicated, each stockholder listed below has sole voting and investment power over the shares beneficially owned:
	Current Beneficial Ownership
Name of Beneficial Owner	Number of Shares(1)	Percent of Class(2)
Robin Raina(3)	4,378,892	14.3%
Neil D. Eckert(4)	91,987	*
Rolf Herter(5)	90,178	*
Pavan Bhalla(6)	79,466	*
George Hebard(7)	55,875	*
Hans Ueli Keller(8)	34,303	*
Hans U. Benz(9)	19,748	*
Leon d’Apice	50,823	*
Steve Hamil	30,432	*
Graham Prior	16,784	*
James S. Senge, Sr.	12,893	*
Directors and executive officers as a group (11 persons)(10)	4,861,471	15.8%
Other Beneficial Holders
Blackrock Inc.(11)	3,575,844	11.6%
Nesbit United S.A.(12)	2,673,981	8.7%
The Vanguard Group(13)	2,470,417	8.0%
FMR LLC(14)	1,790,631	5.8%
St. Denis J. Villere & Co.(15)	1,593,054	5.2%

*
Less than 1%.

(1)
For purposes of this table, a person is deemed to be the beneficial owner of a security if he or she: (a) has or shares voting power or dispositive power with respect to such security, or (b) has the right to acquire such ownership within 60 days. “Voting power” is the power to vote or direct the voting of shares, and “dispositive power” is the power to dispose or direct the disposition of shares, irrespective of any economic interest in such shares.

(2)
In calculating the percentage ownership or percent of equity vote for a given individual or group, the number of common shares outstanding includes unissued shares subject to options, warrants, rights or conversion privileges exercisable within 60 days held by such individual or group, but are not deemed outstanding by any other person or group. Percentage is based on 30,912,559 shares of our common stock outstanding as of August 12, 2020.

(3)
Mr. Raina’s ownership includes: (a) 200,000 shares of restricted stock and (b) 217,064 shares held as trustee for the Robin Raina Foundation, a 501(c) charity organization, which were donated by Robin Raina from vested restricted stock grants previously issued to Mr. Raina by the Company and to which Mr. Raina disclaims any beneficial ownership. The Federal Tax ID Number for the foundation is 51-0497387. The address of Mr. Raina is 1 Ebix Way, Johns Creek, Georgia 30097.

(4)
Mr. Eckert’s ownership includes options to purchase 16,875 shares of our common stock which are exercisable as of October 11, 2020, or that will become exercisable within 60 days after that date.

(5)
Mr. Herter’s ownership includes options to purchase 16,875 shares of our common stock which are exercisable as of October 11, 2020, or that will become exercisable within 60 days after that date.

(6)
Mr. Bhalla’s ownership includes options to purchase 16,875 shares of our common stock which are exercisable as of October 11, 2020, or that will become exercisable within 60 days after that date.

(7)
Mr. Hebard’s ownership includes options to purchase 15,000 shares of our common stock which are exercisable as of October 11, 2020, or that will become exercisable within 60 days after that date.

(8)
Mr. Keller’s ownership includes options to purchase 16,875 shares of our common stock which are exercisable as of October 11, 2020, or that will become exercisable within 60 days after that date.

(9)
Mr. Benz’s ownership includes options to purchase 16,875 shares of our common stock which are exercisable as of October 11, 2020, or that will become exercisable within 60 days after that date.

(10)
Includes options to purchase 99,375 shares of our common stock which are exercisable as of October 11, 2020, or that will become exercisable within 60 days after that date.

(11)
Ownership consists of shares of our common stock beneficially owned by Blackrock, Inc. and its wholly-owned subsidiaries (“Blackrock”) as disclosed on its Schedule 13G/A filed with the SEC on February 4, 2020. The address of Blackrock is 55 East 52nd Street, New York, New York 10055.

(12)
Ownership consists of shares of our common stock beneficially owned by Nesbit United S.A. (“Nesbit”) as disclosed on its Schedule 13G filed with the SEC on February 13, 2020. The address of Nesbit is c/o Meierhofstrasse 5, PO Box 1617, Vaduz, Principality of Liechtenstein, FL-9490.

(13)
Ownership consists of shares of our common stock beneficially owned by The Vanguard Group, Inc. and its wholly-owned subsidiaries (collectively, “Vanguard”), as disclosed on Vanguard’s joint schedule 13G/A filed with the SEC on February 12, 2020. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(14)
Ownership consists of shares of our common stock beneficially owned by FMR LLC, certain of its subsidiaries and affiliates, and other companies (“FMR”) as disclosed on its joint Schedule 13F-HR filed with the SEC on May 14, 2020. The address of FMR is 245 Summer Street, Boston, Massachusetts 02210.

(15)
Ownership consists of shares of our common stock beneficially owned by Villere St. Denis J. & Co. and its wholly-owned subsidiaries (“Villere”) as disclosed on its Schedule 13F-HR filed with the SEC on July 29, 2020. The address of Villere St. Denis J. & Co. is 601 Poydras Street, New Orleans LA, 70130.

REPORT OF THE AUDIT COMMITTEE
The audited financial statements of the Company, as of and for the three-year period ended on December 31, 2019, are included in our 2019 Annual Report on Form 10-K. The Audit Committee oversees the Company’s financial reporting process and the independent audit of the annual consolidated financial statements on behalf of the Board. The Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter at least annually.
The Company, acting through its management and Board, has the primary responsibility for the financial statements and reporting process, including the system of internal accounting controls. Management of the Company is responsible for the preparation, presentation, and integrity of the Company’s financial statements, the financial reporting process, and internal controls.
RSM US LLP (“RSM”) an independent registered public accounting firm engaged by the Company, is responsible for auditing the Company’s annual financial statements for the fiscal year ended December 31, 2019 and expressing its opinion thereon in accordance with auditing standards and accounting principles generally accepted in the United States of America.
In addition, the members of the Audit Committee reviewed, and the chairman of the Audit Committee discussed with management and RSM the interim financial information contained in each quarterly earnings release prior to the release of such information to the public.
The Audit Committee met five times during 2019. In performing its oversight function, the Audit Committee reviewed the audited financial statements with the Company’s management, including a discussion of the quality, not merely the acceptability, of the accounting principles used, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Audit Committee also has reviewed with RSM its judgments as to the quality and the acceptability of the Company’s accounting principles. Management and RSM have advised the Audit Committee that the Company’s consolidated financial statements were fairly stated in accordance with generally accepted accounting principles. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in Statement on Auditing Standards No. 1301 (Communication with Audit Committees), as currently in effect. The Audit Committee has also received from, and discussed with, its independent registered public accounting firm the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board’s (the “PCAOB”), the SEC and the Audit Committee’s charter.
The Audit Committee has received from its independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence from the Company and its management. In addition, the Audit Committee has discussed and considered whether the provision of non-audit services by the Company’s principal auditor, as described above, is compatible with maintaining auditor independence.
In addition, the Audit Committee has received the written disclosures and the letter from RSM required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has reviewed, evaluated, and discussed with that firm its independence from the Company.
In fiscal year 2019, all of the audit fees, audit-related fees and tax fees were approved by either the Audit Committee or its designee. The Audit Committee has considered whether the provision of non-audit services by the Company’s independent registered public accounting firm is compatible with maintaining auditor independence and believes that the provision of such services is compatible. Pursuant to the requirements of the Sarbanes-Oxley Act of 2002, the terms of the engagement of RSM are subject to the specific pre-approval of the Audit Committee. All audit and permitted non-audit services to be performed by RSM require pre-approval by the Audit Committee in accordance with procedures established by the Audit Committee. The procedures require all proposed engagements of RSM for services of any kind be directed to the Company’s Chief Financial Officer and then submitted for approval to the Audit Committee prior to the beginning of any services. Following its consideration of all such factors, the Audit Committee has concluded that the independent registered public accountants are independent from the Company and its management.
Further, the Audit Committee discussed with RSM the overall scope and plans for its audit. The Audit Committee conferred with RSM, with and without management present, to discuss the results of its examinations, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company, as of and for the year ended December 31, 2019, with management and RSM.
Based upon the reviews and discussions with management and RSM referred to above, in reliance on management and RSM, and subject to the limitations of the role of the Audit Committee, the Audit Committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements of the Company in the Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for filing with the SEC. The Audit Committee also has approved, and is recommending stockholder approval and ratification of, the appointment of RSM US LLP to audit the Company’s financial statements for its 2020 fiscal year.
This report has been submitted by the Audit Committee.
Respectfully submitted,
The Members of the Audit Committee
Pavan Bhalla
Hans Ueli Keller
Hans U. Benz

Securities Authorized for Issuance Under Equity Compensation Plans
As of December 31, 2019, we maintained the 1996 Stock Incentive Plan, as amended and restated in 2006 and the 2010 Ebix Equity Incentive Plan as approved by our stockholders. The table below provides information as of December 31, 2019 related to these plans.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders:
— 1996 Stock Incentive Plan, as amended and restated in 2006	—	$—	1,097,563
— 2010 Stock Incentive Plan	217,875	$43.78	4,066,987
Equity Compensation Plans Not Approved by Security Holders	5,953,975(1)		N/A
Total	6,171,850	$43.78	5,164,550

(1)
These are the SARs granted to Mr. Raina under the April SAR Agreement

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the Securities and Exchange Commission reports of securities ownership on Form 3 and changes in such ownership on Forms 4 and 5. Officers, directors and more than ten percent beneficial owners also are required by rules promulgated by the Securities and Exchange Commission to furnish the Company with copies of all such Section 16(a) reports that they file. Based solely upon a review of the copies of Forms 3, 4, and 5 furnished to the Company or representations by certain executive officers and directors that no such reports were required for them, the Company believes that during 2019 all of the Company’s directors, officers and more than ten-percent beneficial owners filed all such reports on a timely basis except for Board directors Bhalla, Benz, Eckert, Hebard, and Keller, each of whom filed a Form 4 on January 7, 2019 for grants of options provided on December 31, 2018.
OTHER MATTERS
At the time of the preparation of this proxy statement, the Board has not been informed of any other matters to be brought before the Annual Meeting other than those proposals specifically set forth in the Notice of Annual Meeting and referred to herein. If you execute the enclosed proxy and any other business should come before the meeting, we expect that the persons named in the enclosed proxy will vote your shares in accordance with their best judgment on that matter.
STOCKHOLDER PROPOSALS
The Company encourages stockholders to contact the Corporate Secretary prior to submitting a stockholder proposal. Stockholder proposals must conform to the Company’s Bylaws and the requirements of the SEC.
Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in our 2021 proxy statement. In order for a stockholder proposal to be considered for inclusion in the proxy material for our 2021 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8, your proposal must be received by our Corporate Secretary no later than April 21, 2021 (unless the meeting date is changed by more than 30 days from September 14, 2021, in which case a proposal must be a received a reasonable time before we print proxy materials for the 2020 Annual Meeting) and must be submitted in compliance with the rule. Proposals should be directed to our Corporate Secretary, Ebix, Inc., 1 Ebix Way, Johns Creek, Georgia 30097, and should comply with the requirements of Rule 14a-8.
Stockholders who wish the Corporate Governance Committee to consider their recommendations for nominees for the position of director should submit their recommendations in writing by mail to our Corporate Secretary, Ebix, Inc., 1 Ebix Way, Johns Creek, Georgia 30097.
Section 3.10 of our Bylaws creates certain advance notice requirements for stockholder nominations of directors at both annual and special meetings. To be timely, a director nomination by a stockholder for an annual meeting must be submitted not less than 90 nor more than 120 days before the anniversary date of the immediately preceding annual meeting. In the case of a nomination at a special meeting or if the meeting date is moved by more than thirty days from the anniversary date of the immediately preceding annual meeting, notice of such nomination must be given within ten days that notice of such meeting was provided or made public. Nominations for the 2021 Annual Meeting of Stockholders must be received between May 17, 2021 and June 16, 2021.
In addition, Section 3.10 requires disclosures relating to the nominees and their relationships with stockholders proposing their nomination. Among other things, Section 3.10 requires a proposed nominee to: (1) represent and promise that the nominee is not, nor will become, party to any understanding with another person (a) to vote or act as a Director in a certain manner or (b) concerning compensation, reimbursement or indemnification without disclosure to the Company; and (2) represent that, if elected to the Board, such nominee would comply with Regulation FD and Company governance, trading, ethics, stock ownership and other policies. In addition, a proposing stockholder, including its affiliates, must disclose all agreements or other understandings with a director nominee it has proposed, as well as any other material interest involved in such nomination.
Section 2.05 of our Bylaws also provides that if a stockholder desires to submit a proposal for consideration at an annual meeting which is not the subject of a proposal for inclusion in the proxy statement (other than a director nomination), the stockholder must provide written notice of an intent to make such a proposal which the Corporate Secretary of the Company must receive at our principal executive offices not fewer than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. However, if the annual meeting is called for a date that is not within 25 days before or after the anniversary date of the preceding annual meeting, notice by the stockholder must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. With respect to the 2021 annual meeting of stockholder, the Company must receive such written notice between May 17, 2021 and June 16, 2021 (unless the meeting date is changed by more than 25 days from the anniversary of the Annual Meeting, in which case a proposal must be received a reasonable time before we print proxy materials for the 2021 annual meeting). SEC Rule 14a-4(c) under the Exchange Act provides that the proxies designated by the Board will have discretionary authority to vote on such proposal. The proxies designated the Board also will have such discretionary authority, notwithstanding the stockholder’s compliance with the deadlines described above, if we advise stockholders in the proxy statement for the meeting about the nature of the matter and how management intends to vote on such matter, and the stockholder does not comply with specified provisions of the SEC’s rules.
To be in proper written form, a stockholder’s notice to the Corporate Secretary under Section 2.05 of our Bylaws must set forth certain information, including:
•
a brief description of the business desired to be brought before the annual meeting and the proposed text of any proposal regarding such business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these Bylaws, the text of the proposed amendment), and the reasons for conducting such business at the annual meeting;

•
the name and address of the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made;

•
the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person,

•
the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder,

•
a description of all agreements, arrangements, or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with or relating to the Company or the proposal, including any material interest in, or anticipated benefit from the proposal to such person, or any affiliates or associates of such person,

•
a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and

•
any other information relating to such person or proposal that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the annual meeting pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

HOUSEHOLDING
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This practice, which is commonly referred to as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Ebix and some brokers household proxy materials unless contrary instructions have been received from the affected stockholders. Ebix will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Investor Relations, Ebix, Inc., at the address set forth on the front page of this proxy statement. Requests to have the Company mail separate copies of future proxy statements and annual reports in the future may be made at the address set forth on the front page of this proxy statement or by telephone at (678) 281-2027. You may also contact the above if you (and other stockholders sharing the same address) are receiving multiple copies of proxy materials and wish to receive only one.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
The Company will provide, without charge to any stockholder upon written request, a copy of the Company’s Annual Report on Form 10-K, including financial statements and schedules thereto, for the fiscal year ended December 31 2019, as filed with the SEC (without exhibits). All such requests should be delivered to Investor Relations, Ebix, Inc., at the address set forth on the front page of this proxy statement. Copies of exhibits will be provided upon written request and payment of a reasonable fee to cover the costs of reproducing and mailing.
Please date, sign and return the proxy card at your earliest convenience in the enclosed return envelope. No postage is required if mailed in the United States.
By Order of the Board of Directors,
Robin Raina
Chairman of the Board and
Chief Executive Officer
Dated: August 19, 2020

APPENDIX A
EBIX, INC.
2020 AMENDED AND RESTATED EQUITY INCENTIVE PLAN
1.
Definitions.

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.
2.
Purpose.

The purpose of this amended and restated Plan is to advance the interests of the Company by enhancing the ability of the Company and its subsidiaries to attract and retain able Employees and Directors; to reward such individuals for their contributions; and to encourage such individuals to take into account the long-term interests of the Company and its subsidiaries by providing for the grant to Participants of Stock-based incentive Awards.
3.
Administration.

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.
4.
Effective Date and Term of Plan.

The Plan was originally adopted as the 2010 Stock Incentive Plan on October 8, 2010 and was approved by Company shareholders on November 17, 2010. The provisions of this amendment and restatement of the Plan shall become effective on the date on which this amendment and restatement is approved by the stockholders of the Company at the Company’s 2020 annual meeting of stockholders on September 14, 2020. Except as hereinafter provided, any Award made prior to stockholder approval of the amendment and restatement set forth herein shall be subject to the terms of the Plan as in effect prior to such amendment and restatement. Notwithstanding the foregoing, an Award may be made under the terms of this amendment and restatement of the Plan but prior to stockholder approval of such amendment and restatement if the Award is conditioned upon such approval.
5.
Shares Subject to the Plan.

(a)   Number of Shares.   The aggregate maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan shall be 5,000,000 shares. For the avoidance of doubt, if any Award granted under the Plan terminates without having been exercised in full, or is otherwise forfeited in whole or in part, or upon exercise is satisfied other than by delivery of Stock, the number of shares of Stock as to which such Award was not exercised shall be available for future grants. If shares of Stock are withheld from an Award in order to satisfy a Participant’s tax withholding obligations with respect to such Award pursuant to Section 7 (a)(iv) of the Plan, the number of shares of Stock deemed to have been issued under the Plan shall be the number of shares of Stock that were subject to the Award or portion thereof so exercised or settled and not the net number of shares of Stock actually issued upon the exercise or settlement.
(b)   Shares to be Delivered.   Stock delivered under the Plan shall be authorized but unissued Stock, or if the Administrator so decides in its sole discretion, previously issued Stock acquired by the Company and held in its treasury. No fractional shares of Stock shall be delivered under the Plan.
(c)   Individual Award Limits.   The maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year and the maximum number of shares of Stock subject to SARs granted to any person in any calendar year will each be 1,000,000. The maximum benefit that may be paid to any person under other Awards in any calendar year will be, to the extent paid in shares, 1,000,000 shares (or their value in dollars).

6.
Eligibility and Participation.

Persons eligible to receive Awards under the Plan shall be such Employees and Directors selected by the Administrator. Eligibility for ISOs is limited to Employees of the Company or of a “parent corporation” or a “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.
7.
Terms and Conditions of Awards.

(a)   All Awards.
(i)   Award Provisions.   The Administrator will determine the terms of all Awards, subject to the limitations provided herein.
(ii)   Transferability.   No Award may be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime an Award may be exercised only by him or her; provided, however, that the foregoing provisions shall not prohibit the transfer of (A) an Award of Unrestricted Stock or (B) an Award of Restricted Stock after such Award ceases to be subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.
(iii)   Vesting, Etc.   An Award will vest or become exercisable at such time or times and upon such conditions as the Administrator shall specify. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of all or any part of an Award.
(iv)   Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock (which in the case of Stock acquired from the Company shall have been owned by the Participant for such minimum time, if any, as the Administrator may determine) in satisfaction of tax withholding requirements (but not in excess of the maximum statutory withholding rates).
(v)   Dividend Equivalents, Etc.   With the exception of Stock Options and SARs, the Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award. Any entitlement to dividend equivalents or similar entitlements shall be established and administered either consistent with an exemption from or, in compliance with, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). In addition, any amounts payable in respect of Restricted Stock may be subject to such limits or restrictions as the Administrator may impose.
(b)   Performance Awards.
(i)   General.   The Administrator shall have the authority, at the time of grant of any Award described in this Plan to designate such Award as a Performance Award. In addition, the Administrator shall have the authority to make an Award of a cash bonus to any Participant and designate such Award as a Performance Award.
(ii)   Eligibility.   The Administrator will, in its sole discretion, designate in writing within the first 90 days of a Performance Period which Participants will be eligible to receive Performance Awards in respect of such Performance Period. However, designation of a Participant eligible to receive a Performance Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Award shall be decided solely in accordance with the provisions of this Section 7(b). Moreover, designation of a Participant eligible to receive a Performance Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive a Performance Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive a Performance Award hereunder shall not require designation of any other person as a Participant eligible to receive a Performance Award hereunder in such period or in any other period.

(iii)   Discretion of Administrator with Respect to Performance Awards. With regard to a particular Performance Period, the Administrator shall have full discretion to select the length of such Performance Period (provided any such Performance Period shall be not less than one fiscal year in duration), the type(s) of Performance Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply to the Company and the Performance Formula. Within the first 90 days of a Performance Period, the Administrator shall, with regard to the Performance Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 7(b)(iii) and record the same in writing.
(iv)   Payment of Performance Awards.
(A)   Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Award for such Performance Period.
(B)   Limitation. A Participant shall be eligible to receive payment in respect of a Performance Award only to the extent that: (1) the Performance Goals for such period are achieved; and (2) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.
(C)   Certification. Following the completion of a Performance Period, the Administrator shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing the amount of the Performance Awards earned for the period based upon the Performance Formula. The Administrator shall then determine the actual size of each applicable Participant’s Performance Award for the Performance Period and, in so doing, may apply negative discretion in accordance with Section 7(b)(iv)(D) hereof, if and when it deems appropriate.
(D)   Use of Discretion. In determining the actual size of an individual Performance Award for a Performance Period, the Administrator may reduce or eliminate the amount of the Performance Award earned under the Performance Formula in the Performance Period through the use of negative discretion if, in the Administrator’s sole judgment, such reduction or elimination is appropriate. The Administrator shall not have the discretion to (1) grant or provide payment in respect of Performance Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained or (2) increase a Performance Award above the maximum amount payable under Section 5(c) hereof.
(E)   Timing of Award Payments. Performance Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 7(b), but in no event later than 2 1/2 months following the end of the fiscal year during which the Performance Period is completed.
(c)   Awards Requiring Exercise.
(i)   Time and Manner of Exercise of Awards.   Any exercise of an Award shall be in writing, signed by the proper person and furnished to the Company, accompanied by (A) such documents as may be required by the Administrator and (B) payment in full as specified below. A Stock Option shall be exercisable during such period or periods as the Administrator may specify. The latest date on which a Stock Option or SAR may be exercised shall be the Expiration Date.
(ii)   Exercise Price.   The Exercise Price shall be determined by the Administrator, but shall not be less than 100% of the Fair Market Value at the time the Stock Option or SAR is granted; nor shall the Exercise Price be less, in the case of an original issue of authorized stock, than par value. No such Award, once granted, may be re-priced (which includes (i) a lowering of the Exercise Price, (ii) the cancellation of an outstanding Stock Option or SAR accompanied by the grant of a replacement Award of the same or a different type and (iii) the cancellation of a Stock Option or SAR whose Exercise Price is greater than the Fair Market Value of such Award accompanied by the payment of cash to the Participant) other than in accordance with the applicable stockholder approval requirements of the NASDAQ (or the rules of such other market in which the shares of the Company’s stock then are listed). In no event shall the Exercise Price of an ISO granted to a ten-percent stockholder be less than 110% of the Fair Market Value at the time the Stock Option is awarded. For this purpose, “ten-percent stockholder” shall mean any Participant who at the time of grant owns directly, or by reason of the attribution rules set forth in Section 424(d) of the Code is deemed to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its parent or subsidiary corporations.
(iii)   Term.   The Administrator shall determine the term of each Stock Option and SAR, provided that in no event shall such term extend beyond the Expiration Date.
(iv)   Payment of Exercise Price.   Stock purchased upon exercise of a Stock Option under the Plan shall be paid for as follows: (i) in cash, by check acceptable to the Administrator (determined in accordance with such guidelines as the Administrator may prescribe), or by money order payable to the order of the Company, or (ii) if so permitted by the Administrator, (A) through the delivery of shares of Stock (which, in the case of Stock acquired from the Company, shall have been held for at least six months unless the Administrator approves a shorter period) having a Fair Market Value on the last business day preceding the date of exercise equal to the Exercise Price, (B) through a broker- assisted exercise program acceptable to the Administrator, (C) by other means acceptable to the Administrator or (D) by any combination of the foregoing permissible forms of payment.
(v)   Delivery of Stock.   A Participant shall not have the rights of a stockholder with regard to Awards under the Plan except as to Stock actually received by him or her under the Plan.
The Company shall not be obligated to deliver any shares of Stock under the Plan (i) until, in the opinion of the Company’s counsel, all applicable federal and state laws and regulations have been complied with, (ii) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (iii) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company’s counsel. Without limiting the generality of the foregoing, if the sale of Stock has not been registered under the Securities Act, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.
If an Award is exercised by the executor or administrator of a deceased Participant, or by the person or persons to whom the Award has been transferred by the Participant’s will or the applicable laws of descent and distribution, the Administrator shall be under no obligation to deliver Stock pursuant to exercise until the Administrator is satisfied as to the authority of the person or persons exercising the Award.
(vi)   ISOs.   In the case of an ISO, the Administrator will require as a condition of exercise that the Participant exercising the ISO agree to inform the Company promptly of any disposition (within the meaning of Section 424(c) of the Code and the regulations thereunder) of Stock received upon exercise of the ISO.
(d)   Awards Not Requiring Exercise.
Awards of Restricted Stock and Unrestricted Stock may be made in exchange for past services or other lawful consideration.
(e)   Section 409A.
Notwithstanding any other provision hereunder, this Plan and all payments hereunder are intended to comply with the requirements of Section 409A, including transition relief and exemptive provisions thereunder, and shall be construed and administered accordingly. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Section 409A of the Code.

8.
Effect of Certain Transactions.

(a)   Mergers, Etc.
Except as otherwise provided in an Award, in the event of a Covered Transaction in which there is an acquiring or surviving entity the following rules shall apply:
(i)   Awards Other Than Stock Options.
(A)   The Administrator may provide for the assumption of some or all outstanding Awards, or for the grant of new awards in substitution therefore, by the acquirer or survivor or an affiliate of the acquirer or survivor, in each case on such terms and subject to such conditions as the Administrator determines.
(B)   In the absence of such an assumption or if there is no substitution, except as otherwise provided in the Award, each SAR and other Award requiring exercise (other than Stock Options) will become fully exercisable, and the delivery of shares of Stock issuable under each outstanding Award of Deferred Stock will be accelerated and such shares will be issued, prior to the Covered Transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the issuance of the shares, as the case may be, to participate as a stockholder in the Covered Transaction, and the Award will terminate upon consummation of the Covered Transaction, provided, that the Administrator may not exercise its discretion under this Section 8(a)(i)(B) with respect to an Award or portion thereof providing for “nonqualified deferred compensation” subject to Section 409A in a manner that would constitute an extension or acceleration of, or other change in, payment terms if such change would be inconsistent with the applicable requirements of Section 409A.
(C)   In the case of Restricted Stock, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan, and, for the avoidance of doubt, in the absence of any such action by the Administrator, all forfeiture and transfer restrictions will lapse.
(ii)   Stock Options.
(A)   Subject to Section 8(a)(ii)(B) below, all outstanding Stock Options will cease to be exercisable and will be forfeited (after any payment or other consideration deemed equitable by the Administrator for the termination of any vested portion of any Award is made), as of the effective time of the Covered Transaction; provided, that the Administrator may in its sole discretion on or prior to the effective date of the Covered Transaction, (1) make any outstanding Stock Options exercisable in part or in full, (2) remove any performance or other conditions or restrictions on any Stock Options, and/or (3) in the event of a Covered Transaction under the terms of which holders of the Stock of the Company will receive upon consummation thereof a payment (whether cash, non-cash or a combination of the foregoing) for each share of such Stock surrendered in the Covered Transaction, make or provide for a payment (whether cash, non-cash or a combination of the foregoing) to the Participant equal to the difference between (A) the Fair Market Value times the number of shares of Stock subject to outstanding Stock Options (to the extent then exercisable at prices not in excess of the Fair Market Value) and (B) the aggregate Exercise Price of all such outstanding Stock Options in exchange for the termination of such Stock Options.
(B)   With respect to an outstanding Stock Option held by a Participant who, following the Covered Transaction, will be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in the Covered Transaction or an affiliate of such an entity, the Administrator may at or prior to the effective time of the Covered Transaction, in its sole discretion and in lieu of the action described in paragraph 8(a)(ii)(A) above, arrange to have such surviving or acquiring entity or affiliate assume any Stock Option held by such Participant outstanding hereunder or grant a replacement award which, in the judgment of the Administrator, is substantially equivalent to any Stock Option being replaced.

The Administrator may grant Awards under the Plan in substitution for awards held by Employees and Directors of another corporation who concurrently become Employees or Directors of the Company or a subsidiary of the Company as the result of a merger or consolidation of that corporation with the Company or a subsidiary of the Company, or as the result of the acquisition by the Company or a subsidiary of the Company of property or stock of that corporation. The Company may direct that substitute Awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances.
Notwithstanding any provision of the Plan to the contrary, in the event of a Corporate Transaction, the Administrator may in its discretion and upon at least five days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other stockholders of the Company in the event. In the case of any Option or Stock Appreciation Right with an Exercise Price that equals or exceeds the price to be paid for a share of Stock in connection with the Corporate Transaction, the Administrator may cancel the Option or Stock Appreciation Right without the payment of consideration therefor.
(b)   Changes in and Distributions with Respect to the Stock.
(i)   Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 5(a) and to the maximum share limits described in Section 5(c), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any Exercise Prices relating to Awards and any other provision of Awards affected by such change, whose determination will be binding on all persons.
(ii)   Certain Other Adjustments. In the case of adjustments made pursuant to this Section 8(b), unless the Administrator specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Administrator shall, in the case of ISOs, ensure that any adjustments under this Section 8(b) will not constitute a modification, extension or renewal of the ISOs within the meaning of Section 424(h)(3) of the Code and in the case of Options that are not ISOs, ensure that any adjustments under this Section 8(b) will not constitute a modification of such Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 8(b) shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.
9.
Termination of Employment.

In the case of any Award, the Administrator may, through agreement with the Participant, (including, without limitation, any stockholder agreement of the Company to which the Participant is a party) resolution, or otherwise, provide for post-termination exercise provisions different from those expressly set forth in this Section 9, including without limitation the vesting immediately prior to termination of all or any portion of an Award not otherwise vested prior to termination, and terms allowing a later exercise by a former Employee or Director (or, in the case of a former Employee or Director who is deceased, the person or persons to whom the Award is transferred by will or the laws of descent and distribution) as to all or any portion of the Award not exercisable immediately prior to termination of Employment, but in no case may an Award be exercised after the Expiration Date. If the Administrator does not otherwise provide for such provisions and if a Participant’s Employment terminates prior to the Expiration Date (including by reason of death) the following provisions shall apply:
(a)   All Stock Options and SARs held by the Participant immediately prior to the cessation of the Participant’s Employment that are not vested immediately prior to the cessation of Employment shall automatically terminate upon such cessation of Employment.
(b)   To the extent vested immediately prior to cessation of Employment, the Stock Option or SAR shall continue to be vested and shall be exercisable thereafter during the period prior to the Expiration Date for 60 days following such cessation (120 days in the event that a Participant’s service terminates by reason of death); provided, however, that if the Participant’s Employment is terminated “for Cause” as defined herein, all unvested or unexercised Awards shall terminate immediately.
(c)   Except as otherwise provided in an Award, after completion of the exercise period described in paragraph (b) above, the Awards described in paragraph (b) above shall terminate to the extent not previously exercised, expired, or terminated.
No Award requiring exercise shall be exercised or surrendered in exchange for a cash payment after the Expiration Date.
10.
Employment Rights.

Neither the adoption of the Plan nor the grant of Awards shall confer upon any Participant any right to continue as an Employee or Director of the Company or any subsidiary or affect in any way the right of the Company or a subsidiary to terminate the Participant’s relationship at any time. Except as specifically provided by the Administrator in any particular case, the loss of existing or potential profit on Awards granted under this Plan shall not constitute an element of damages in the event of termination of the relationship of a Participant even if the termination is in violation of an obligation of the Company to the Participant by contract or otherwise.
11.
Effect, Discontinuance, Cancellation, Amendment, and Termination.

Neither adoption of the Plan nor the grant of Awards to a Participant shall affect the Company’s right to make awards to such Participant that are not subject to the Plan, to issue to such Participant Stock as a bonus or otherwise, or to adopt other plans or compensation arrangements under which Stock may be issued.
The Administrator may at any time discontinue granting Awards under the Plan. With the consent of the Participant, the Administrator may at any time, subject to the limitations of Section 7(c)(ii) and the second sentence of Section 8(b)(ii), cancel an existing Award in whole or in part and grant another Award for such number of shares as the Administrator specifies. The Administrator may, but shall not be obligated to, at any time or times amend the Plan or any outstanding Award for the purpose of satisfying the requirements of Sections 409A and 422 of the Code or of any changes in applicable laws or regulations or for any other purpose that may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards; provided, that except to the extent expressly required by the Plan, no such amendment shall materially adversely affect the rights of any Participant (without his or her consent) under any Award previously granted, nor shall such amendment, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required under the listing standards of the NASDAQ (or the rules of such other market in which the shares of the Company’s Stock then are listed) or in order for the Plan to continue to qualify for the Award of incentive stock options under Section 422 of the Code.
12.
Choice of Law.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

EXHIBIT A
Definition of Terms
The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:
“Administrator”: The committee of the Board, consisting of two or more Directors, all of whom shall be “non-employee Directors” within the meaning of Rule 16b-3 under the 1934 Act; provided that with respect to any Performance Award intended to qualify as “performance-based compensation” within the meaning of Section that 162(m) of the Code, as amended by the Tax Cuts and Jobs Act, that is provided pursuant to a written binding contract which was in effect on November 2, 2017, and which was not modified in any material respect on or after such date, then each committee member shall also be an “outside Director” within the meaning of Section 162(m). In addition, membership of the committee shall satisfy such independence or other requirements as may be imposed by the rules of the NASDAQ (or the rules of such other market in which the shares of the Company’s Stock then are listed). The Administrator may delegate any of its duties and responsibilities with respect to any aspect of the Plan’s administration to such persons as it deems appropriate, so long as (and only to the extent that) such delegation (i) is permitted by applicable laws, the listing standards of the NASDAQ (or the rules of such other market in which the shares of the Company’s Stock are listed), and the Company’s governance documents, as in effect from time to time, and (ii) does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act.
“Affiliate”: Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.
“Award”: Any or a combination of the following:
(i)   Stock Options;
(ii)   SARs;
(iii)   Restricted Stock;
(iv)   Unrestricted Stock;
(v)   Deferred Stock; and
(vi)   Performance Awards.
“Board”: The Board of Directors of the Company.
“Cause” means:
With respect to any Employee: (a) If the Employee is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or (b) if no such agreement exists, or if such agreement does not define Cause, the determination by the Administrator (or the authorized delegate of the Administrator, to the extent applicable), in its reasonable judgment, that any one or more of the following has occurred:
(i)   the Employee shall have been convicted of, or shall have pleaded guilty or nolo contendere to, any felony or any crime involving dishonesty or moral turpitude;
(ii)   the Employee shall have committed any fraud, theft, embezzlement, misappropriation of funds, breach of fiduciary duty or act of dishonesty;
(iii)   the Employee shall have breached in any material respect any of the provisions of any agreement between the Employee and the Company or an Affiliate;
(iv)   the Employee shall have engaged in conduct likely to make the Company or any of its Affiliates subject to criminal liabilities other than those arising from the Company’s normal business activities; or

(v)   the Employee shall have willfully engaged in any other conduct that involves a breach of fiduciary obligation on the part of the Employee or otherwise could reasonably be expected to have a material adverse effect upon the business, interests or reputation of the Company or any of its Affiliates.
With respect to any Director, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following: (i) malfeasance in office; (ii) gross misconduct or neglect; (iii) false or fraudulent misrepresentation inducing the director’s appointment; (iv) willful conversion of corporate funds; or (v)   repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance. The Administrator (or the authorized delegate of the Administrator, to the extent applicable), in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.
“Code”: The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect.
“Company”: Ebix, Inc., a Delaware corporation.
“Covered Transaction”: Any of the following: (i) a person (or more than one person acting as a group) acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total Fair Market Value or total voting power of the Stock of the Company; provided, that, a Control Transaction shall not occur if any person (or more than one person acting as a group) owns more than 50% of the total Fair Market Value or total voting power of the Stock of the Company and acquires additional Stock; (ii) one person (or more than one person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Stock of the Company possessing 50% or more of the total voting power of the stock of such corporation; (iii) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or (iv) one person (or more than one person acting as a group), acquires all of substantially all of the Company’s assets. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall have deemed to have occurred upon the consummation of the tender offer.
“Deferred Stock”: An unfunded and unsecured promise to deliver Stock or other securities in the future on specified terms.
“Director” means a member of the Board.
“Employee”: Any person who is employed by the Company or an Affiliate; provided, that, for purposes of determining eligibility to receive ISOs, an Employee shall mean an employee of the Company or an Affiliate within the meaning of Section 424 of the Code.
“Employment”: A Participant’s employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 6 to the Company or its Affiliates. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.
“Exercise Price”: The price at which a share of Stock may be purchased under a Stock Option or the value an increase above which may allow Stock to be purchased under a SAR.
“Exchange Act”: The United States Securities Exchange Act of 1934, as amended.
“Expiration Date”: In the case of an Award requiring exercise, the date which is ten years (five years in the case of an ISO granted to a “ten percent stockholder” as defined in Section 7(c)(ii)) from the date the Award was granted or such earlier date as may be specified by the Administrator at the time the Award is granted.

“Fair Market Value”: The value of one share of Stock, determined as follows:
(i)   if the Stock is listed on a national securities exchange (such as the NASDAQ) or is quoted on The NASDAQ Stock Market (“NASDAQ”), the closing price of a share of Stock on the relevant date (or, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations were reported), as reported by the principal national exchange on which such shares are traded (in the case of an exchange) or by NASDAQ, as the case may be;
(ii)   if the Stock is not listed on a national securities exchange or quoted on NASDAQ, but is actively traded in the over-the-counter market, the average of the closing bid and asked prices for a share of the Stock on the relevant date (or, if such date is not a business day or a day on which the quotations are reported, then on the immediately preceding date on which quotations were reported), or the most recent date for which such quotations are reported; and
(iii)   if, on the relevant date, the Stock is not publicly traded or reported as described in (i) or (ii) above, the value determined in good faith in accordance with such reasonable valuation method as the Administrator may determine.
“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422 of the Code. Each Stock Option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO.
“Participant”: A person who is granted an Award under the Plan.
“Performance Award”: An Award designated by the Administrator as a Performance Award pursuant to Section 7(b) of the Plan.
“Performance Criteria”: The criterion or criteria that the Administrator shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or Affiliate, division, business unit or operational unit of the Company) and shall be limited to the following: sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings.
Any one or more of the above Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or an Affiliate as a whole or any division, subsidiary, line of business, operational unit, project or geographical basis of the Company and/or an Affiliate or any combination thereof, as the Administrator may deem appropriate, or as compared to the performance of a group of comparable companies, or published or special index that the Administrator, in its sole discretion, deems appropriate. The Administrator also has the authority to provide for accelerated vesting of any Performance Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified above. The Administrator shall, within the first 90 days of a Performance Period, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period. In the event that applicable tax and/or securities laws change to permit the Administrator discretion to alter the governing Performance Criteria without obtaining stockholder approval of such changes, the Administrator shall have sole discretion to make such changes without obtaining stockholder approval.
“Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Award has been earned for the Performance Period.

“Performance Goals” means, for a Performance Period, the one or more goals established by the Administrator for the Performance Period based upon the Performance Criteria. The Administrator is authorized , in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for a Performance Period in order to prevent the dilution or enlargement of the rights of Participants based on the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) unusual and/or infrequently occurring items as presented in the Company’s financial statements; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; and (ix) a change in the Company’s fiscal year.
“Performance Period” means the one or more periods of time not less than one fiscal year in duration, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Award.
“Plan”: The Ebix, Inc.’s 2020 Amended and Restated Equity Incentive Plan, as from time to time amended and in effect.
“Restricted Stock”: An Award of Stock for so long as the Stock remains subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.
“Section 162(m)”: Section 162(m) of the Code.
“SARs”: Rights entitling the holder upon exercise to receive Stock equal in value to the excess of the Fair Market Value of the shares of Stock subject to the right over the Fair Market Value of such shares of Stock on the date of grant.
“Securities Act”: The Securities Act of 1933, as amended.
“Stock”: Common Stock of the Company, par value $.10 per share.
“Stock Options”: Options entitling the recipient to acquire shares of Stock upon payment of the Exercise Price.
“Unrestricted Stock”: An Award of Stock not subject to any restrictions under the Plan.

EBIX, INC.

VOTE

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Annual Meeting Proxy Card

A Proposals — The Board recommends a vote "FOR" all nominees,"FOR" Proposals 2, 3 and 4.

1. Election of Directors*:

	For	Withhold		For	Withhold		For	Withhold
01 - Robin Raina	☐	☐	02 - Hans U. Benz	☐	☐	03 - Pavan Bhalla	☐	☐
04 - Neil Eckert	☐	☐	05 - George W. Hebard, III	☐	☐	06 - Rolf Herter	☐	☐
07 - Hans Ueli Keller	☐	☐						

1 U P X

03B1LB

01 - Robin Raina04 - Neil Eckert07 - Hans Ueli Keller02 - Hans U. Benz05 - George W. Hebard, III03 - Pavan Bhalla06 - Rolf Herter* To elect seven directors identified in the accompanying proxy statement to serve until the 2021 Annual Meetingof Stockholders or until their respective successors are elected and qualified.For Withhold For Withhold For Withhold1 U P XEBIX, INC.Using a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas.03B1LB++Proposals — The Board recommends a vote “F A OR” all nominees,“FOR” Proposals 2, 3 and 4.2. Approval of the 2020 Amended and Restated Equity Plan. 3. To ratify the appointment of RSM US LLP as the Company’sindependent registered public accounting firm for the yearending December 31, 2020.1. Election of Directors*:For Against AbstainNOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign BelowqIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qAnnual Meeting Proxy CardFor Against Abstain4. To approve, in a non-binding advisory vote, the compensationof our named executive officers.You may vote online or by phone instead of mailing this card.OnlineGo to www.envisionreports.com/EBIXor scan the QR code — login details arelocated in the shaded bar below.Save paper, time and money!Sign up for electronic delivery atwww.envisionreports.com/EBIXPhoneCall toll free 1-800-652-VOTE (8683) withinthe USA, US territories and CanadaYour vote matters – here’s how to vote!

Small steps make an impact.Help the environment by consenting to receive electronicdelivery, sign up at www.envisionreports.com/EBIXAnnual Meeting of Stockholders — September 14, 2020SOLICITED BY THE BOARD OF DIRECTORSThe undersigned hereby appoints Robin Raina and Darren Joseph, as proxy, with full power of substitution to represent and vote all of the stock of Ebix, Inc.that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 am, Eastern Daylight Time, on September 14, 2020, and if anyadjournment or postponement thereof, with all the powers which the undersigned would possess if present, with respect to the matters on the reverse side ofthis proxy.Your shares will be voted in accordance with your instructions. If a vote is not specified, the proxies will vote your shares “FOR” the seven nominees listedin Proposal 1, and “FOR” Proposals 2, 3 and 4.The Board of Directors is not aware of any matters likely to presented for action at the Annual Meeting of Stockholders other than the matters listed on thereverse side of this proxy. However, if any other matters are properly brought before the Annual Meeting, the proxies will vote upon such matters inaccordance with their best judgment.(Continued and to be marked, dated and signed, on the other side)Proxy — EBIX, INC.qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qChange of Address — Please print new address below. Comments — Please print your comments below.C Non-Voting Items++Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.The Proxy Statement and Annual Report on Form 10-K are available at:www.envisionreports.com/EBIXThe 2020 Annual Meeting of Stockholders Ebix, Inc. will be held onMonday, September 14, 2020, 9:00 A.M. local time, virtually via the internet at www.meetingcenter.io/294297888.To access the virtual meeting, you must have the information that is printed in the shaded barlocated on the reverse side of this form.The password for this meeting is — EBIX2020.